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®	NOVA Chemicals Corporation

MANAGEMENT INFORMATION CIRCULAR

GENERAL

        This Management Information Circular ("Information Circular") is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors and the management of NOVA Chemicals Corporation ("NOVA Chemicals" or the "Corporation") for use at the annual and special meeting (the "Meeting") of the holders of NOVA Chemicals common shares (the "Common Shares") to be held on April 14, 2004 at 10:30 a.m. Calgary time at The Fairmont Palliser Hotel, Calgary, Alberta and at any adjournment thereof. Enclosed is a form of proxy for use at the Meeting. A copy of NOVA Chemicals' 2003 Annual Report, which includes the consolidated financial statements of NOVA Chemicals for the fiscal year ended December 31, 2003 to be presented at the Meeting, is also enclosed. A copy of this Information Circular, NOVA Chemicals' Annual Information Form dated February 12, 2004 for the fiscal year ended December 31, 2003, as filed with Canadian provincial securities commissions and, under cover of an Annual Report on Form 40-F, with the United States Securities and Exchange Commission, and any interim financial statements of NOVA Chemicals subsequent to the financial statements for the year ended December 31, 2003 may be obtained by any person without charge by writing to NOVA Chemicals to the attention of its Corporate Secretary, P.O. Box 2518, Postal Station M, Calgary, Alberta T2P 5C6.

        Pursuant to General By-Law No. 1 of NOVA Chemicals, proxies must be received by CIBC Mellon Trust Company no later than 5:00 p.m., Calgary time, on April 13, 2004. Proxies may be delivered using the enclosed postage prepaid self-addressed envelope or by otherwise delivering them to CIBC Mellon Trust Company, 600 The Dome Tower, 333 Seventh Avenue S.W., Calgary, Alberta T2P 2Z1.

        It is anticipated that this Information Circular, the accompanying form of proxy and the other documents mailed herewith will be first mailed to shareholders on or about March 15, 2004. Unless otherwise stated, information contained in this Information Circular is given as at February 12, 2004. The registered office of NOVA Chemicals is located at 1000 Seventh Avenue S.W., Calgary, Alberta T2P 5L5, and its telephone number is (403) 750-3600.

        All financial data is presented in U.S. dollars, unless otherwise indicated.

Proxy Tabulation and Revocability

        Proxies will be counted and tabulated by CIBC Mellon Trust Company, NOVA Chemicals' transfer agent, to preserve the confidentiality of individual shareholder votes, except where a shareholder has made a written comment on the proxy form which is clearly intended for the management, as necessary to meet legal requirements, or in the event of a proxy contest.

        A proxy may be revoked by the person giving it at any time prior to the exercise thereof. If a person who has given a proxy attends personally at the meeting at which such proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked in writing by the holder of Common Shares or such holder's attorney authorized in writing and deposited either at the registered office of NOVA Chemicals at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

Non-Registered Shareholders

        Non-registered shareholders are those whose shares are registered in the name of an intermediary (such as a bank, trust company, securities broker, trustee, custodian, etc.). Unless a non-registered shareholder informs the intermediary that such shareholder does not wish to receive material relating to the Meeting, such shareholder will receive from the intermediary a form requesting voting instructions. Non-registered shareholders should complete and return the form to ensure that their Common Shares are voted at the Meeting.

        Should a non-registered shareholder who receives a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), the non-registered shareholder should write their name (or such other person's name) in the space provided on the voting instruction form and return it in accordance with the instructions provided. Non-registered shareholders should carefully follow the instructions above and those set out on the voting instruction form.

Persons Making the Solicitation

        This solicitation of proxies is made by and on behalf of the Board of Directors and the management of NOVA Chemicals and the costs thereof will be borne by NOVA Chemicals. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by personal interviews, telephone or other telecommunication device, by directors, officers and employees of NOVA Chemicals, who will not be specifically remunerated therefor. In addition, NOVA Chemicals has retained Georgeson Shareholder Communications Canada, Inc., TD Tower, Suite 5210, Toronto-Dominion Centre, P.O. Box 240, Toronto, Ontario, M5K 1J3 and their affiliate, Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004, at a fee of approximately Cdn. $35,000 plus out-of-pocket expenses, to aid in the solicitation of proxies from individual and institutional investors in Canada and the United States.

        In soliciting proxies, no person is authorized to give any information or to make any representations other than those contained in this Information Circular and, if given or made, such information or representations must not be relied upon as having been authorized to be given or made.

Exercise of Discretion

        The Common Shares represented by the enclosed form of proxy will be voted or withheld from voting in accordance with the instructions of the holder thereof. In the absence of such specification, the Common Shares will be voted in favor of the election of each of the directors named for the term specified on the form of proxy, the appointment of Ernst & Young LLP as auditors, the authorization of the directors to fix the auditors' remuneration, approval of the continuance of NOVA Chemicals under the Canada Business Corporations Act ("CBCA") (the "Continuance") and approval of new General By-Law No. 2 (the "By-Law"). The persons appointed under the enclosed form of proxy are conferred with discretionary authority with respect to amendments or variations of those matters specified in the proxy and Notice of Annual Meeting and with respect to any other matters which may properly be brought before the Meeting or any adjournment thereof. At the time of printing this Information Circular, the Board of Directors and the management of NOVA Chemicals know of no such amendment, variation or other matter.

Common Shares and Principal Holders Thereof

        As of February 12, 2004, NOVA Chemicals had outstanding 87,242,653 Common Shares. The closing price for the Common Shares on the Toronto Stock Exchange ("TSX") on February 12, 2004 was Cdn. $36.55 and U.S. $27.20. The closing price on the New York Stock Exchange ("NYSE") was U.S. $27.90. Each Common Share confers upon the holder the right to one vote on a ballot, if called, on each matter that may properly be brought before the Meeting.

        The close of business on March 8, 2004 is the record date for the determination of holders of Common Shares entitled to notice of, and to attend and vote at, the Meeting. Any transferee or person acquiring Common Shares after such date may, on proof of ownership of such shares, demand not later than 10 days before the Meeting that his or her name be included on the list of persons entitled to attend and vote at the Meeting.

        The representation in person or by proxy of at least 10% of the outstanding Common Shares is necessary to provide a quorum for the Meeting. The election of directors, the confirmation of the appointment of Ernst & Young LLP and the approval of the By-Law require at least the majority of the votes cast, in person or by proxy, by holders of Common Shares. The approval of the Continuance requires two-thirds of the votes cast, in person or by proxy, by holders of Common Shares.

        As at February 12, 2004, no person or company, to the knowledge of the directors or senior officers of NOVA Chemicals, beneficially owned, directly or indirectly, or exercised control or direction over, Common Shares carrying more than 10% of the voting rights attached to all outstanding Common Shares, except Dodge & Cox which owns 11,627,343 of the outstanding Common Shares as trustee and manager for and on behalf of one or more of its mutual funds, pension funds or other clients' accounts.(1)

(1)  Based on Dodge & Cox Schedule 13G filing, dated December 31, 2003, under the Securities Exchange Act of 1934.

BUSINESS OF THE MEETING

        At the Meeting, the 2003 audited financial statements, and the related report of the auditors, will be presented to the holders of Common Shares. No vote will be taken regarding the financial statements. Holders of Common Shares will be asked to vote on the election of directors, the appointment of auditors, the approval of the Continuance and the approval of the By-Law.

ELECTION OF DIRECTORS

        NOVA Chemicals' Articles of Amalgamation (the "Articles") currently provide for the Board of Directors to consist of a minimum of 10 directors and a maximum of 20 directors. The number of directors currently in office is 13. The mandate of the Corporate Governance Committee sets forth the representational criteria for Board of Directors candidates. One criterion is that an individual who is 70 years of age or older not be recommended as a candidate for election. One of the current directors, Mr. Thompson is 70 years of age and accordingly, will not stand for re-election.

        In accordance with the Articles and General By-Law No. 1 of NOVA Chemicals, the Board of Directors has determined that 12 directors are to be elected at the Meeting by the holders of Common Shares. The term of office proposed for each nominee for election as director is a term of one year expiring at NOVA Chemicals' 2005 Meeting or until a successor is elected or appointed.

        The nominees for election as directors of NOVA Chemicals are J. A. Blumberg, F. P. Boer, J. Bougie, J. V. Creighton, R. E. Dineen, Jr., L. Y. Fortier, K. L. Hawkins, J. M. Lipton, A. M. Ludwick, J. E. Newall, J. G. Rennie and J. M. Stanford. Each person nominated for election at the Meeting is currently a director of NOVA Chemicals.

        Identified below, in alphabetical order, is the name of each person who is a nominee for election as a director of NOVA Chemicals, his or her age, the period during which each has served as a director of NOVA Chemicals, the principal occupation (including all positions currently held with NOVA Chemicals) and certain other directorships held by each director. Each director has held his or her present principal occupation or executive position with the same or associated firms for the past five years except as set forth below. The information given with respect to each director is based upon information furnished to NOVA Chemicals by each director.

        Proxies in favor of the persons named in the accompanying form of proxy will be voted in favor of the election of each of the 12 nominees for election as directors. The Board of Directors and management do not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion.

        Where used below in descriptions of past association, "NOVA Chemicals" means NOVA Chemicals since July 2, 1998, NOVA Corporation between April 28, 1994 and July 2, 1998 and NOVA Corporation of Alberta prior thereto. As part of a Plan of Arrangement (the "Arrangement") between NOVA Corporation ("NOVA") and TransCanada PipeLines Limited completed on July 2, 1998, NOVA was split off as a separate corporation to carry on the chemicals business formerly carried on by NOVA. On December 31, 1998, NOVA Chemicals Ltd. changed its name to NOVA Chemicals Corporation. Effective January 1, 1999, NOVA Chemicals Corporation amalgamated with NOVA, and the resulting corporation adopted the name NOVA Chemicals Corporation.

Standing from left to right: Louis Yves Fortier, C.C., Q.C.; Jerald Allen Blumberg; James Mark Stanford; Jacques Bougie, O.C.; Jeffrey Marc Lipton; Dr. Frank Peter Boer; Joanne Vanish Creighton; Robert Emmet Dineen, Jr.

Seated from left to right: Janice Gaye Rennie, F.C.A.; Kerry Lloyd Hawkins; James Malcolm Edward Newall, O.C.; and Arnold Martin Ludwick.

Jerald Allen Blumberg, 64, of Durango, Colorado has been a director of NOVA Chemicals since February 15, 2000 and until December 2000 he was President and Chief Executive Officer of Ambar, Inc., a private oilfield services company. Prior to January, 1998 Mr. Blumberg held various international and management positions with E.I. du Pont de Nemours & Company, Inc., most recently as an Executive Vice President and member of the Office of the Chief Executive. He is a director of The Lubrizol Corporation and iServiceX.com.

Dr. Frank Peter Boer, 63, has been a director of NOVA Chemicals since February 21, 1991. He resides in Boynton Beach, Florida. He is President and Chief Executive Officer of Tiger Scientific Inc., a firm specializing in science and technology, consulting and investments. He is a director of Ensco, Inc., Laureate Biopharma LLC and Rhodes Technologies. He is a member of the National Academy of Engineering and a past president of the Industrial Research Institute. Dr. Boer holds an AB in Physics from Princeton University and a PhD in Chemical Physics from Harvard University.

Jacques Bougie, O.C., 56, has been a director of NOVA Chemicals since June 14, 2001. He resides in Iles-des-soeurs, Quebec and he is Past President and Chief Executive Officer of Alcan Inc., an international aluminum company. Mr. Bougie held numerous other senior positions within Alcan beginning in 1979 until his retirement in 2001. Mr. Bougie is a director of McCain Foods Ltd. and RONA Inc.

Joanne Vanish Creighton, 61, has been a director of NOVA Chemicals since June 14, 2001. She resides in South Hadley, Massachusetts and is President and Professor of English of Mount Holyoke College. She is a director and President of Five Colleges, Inc., and a director of the Consortium on the Financing of Higher Education, the Women's College Coalition and the Economic Development Council of Western Massachusetts.

Robert Emmet Dineen, Jr., 63, has been a director of NOVA Chemicals since July 2, 1998. He resides in New York, New York and is a partner of Shearman & Sterling LLP, Attorneys-at-Law, New York, New York. Mr. Dineen is a director of Manulife Financial Corporation.

Louis Yves Fortier, C.C., Q.C., 68, has been a director of NOVA Chemicals since July 2, 1998. He resides in Westmount, Quebec and is Chairman and a senior partner of Ogilvy Renault, Barristers and Solicitors, Montreal, Quebec. He is also Governor and director of Hudson's Bay Company, Chairman of the Board of Alcan Inc. and a director of Northern Telecom Limited, the Royal Bank of Canada and Groupe TVA Inc.

Kerry Lloyd Hawkins, 63, has been a director of NOVA Chemicals since July 2, 1998. He resides in Winnipeg, Manitoba and is President of Cargill Limited and Chief Executive Officer of Canadian Operations, Cargill Limited, a company involved in grain handling, transportation and processing of agricultural products. He is Chairman of Prince Rupert Grain, Saskferco Products Inc. and Cascadia Terminal. He is also Founding Chairman of the Business Council of Manitoba and a director of TransCanada PipeLines Limited, Shell Canada Limited, Hudson's Bay Company, Canadian Council of Chief Executives, C.D. Howe Institute and Chamber of Maritime Commerce.

Jeffrey Marc Lipton, 61, has been a director of NOVA Chemicals since April 18, 1996. He is President and Chief Executive Officer of NOVA Chemicals and resides in Sewickley, Pennsylvania. Prior to July 1998, he was President of NOVA Corporation and President and Chief Executive Officer of NOVA Chemicals Ltd. He is a director and member of the executive of certain subsidiaries and affiliates of NOVA Chemicals, Chairman of the Board of Trimeris, Inc., a director of Hercules Incorporated, a member of the Executive Committee and Chairman of the Finance and Membership Committee of the American Chemistry Council, Honorary Secretary and Board Member of the Society of Chemical Industries and a member of the Canadian Council of Chief Executives.

Arnold Martin Ludwick, 66, of Montreal, Quebec has been a director of NOVA Chemicals since February 15, 2000 and until December 2002 was Deputy Chairman of Claridge Inc., an investment holding company. Prior to 1999 he was President and Chief Executive Officer of Claridge Inc. and a Vice President of The Seagram Company Ltd.

James Malcolm Edward (Ted) Newall, O.C., 68, has been a director of NOVA Chemicals since August 13, 1991. He is Chairman of NOVA Chemicals and, prior to July 2, 1998, was Vice Chairman and Chief Executive Officer of NOVA Corporation. He resides in Calgary, Alberta and is a director and Chairman of the Board of Canadian Pacific Railway Ltd. and a director of Alcan Inc., the Royal Bank of Canada, Maple Leaf Foods Inc., McCain Capital Corporation and a member of the board of the Canadian Public Accountability Board. Mr. Newall was also appointed to the Board of Directors of Canada's Outstanding CEO of the Year™ in 2003.

Janice Gaye Rennie, F.C.A., 46, has been a director of NOVA Chemicals since April 23, 1991 and resides in Edmonton, Alberta where she is Principal of Rennie & Associates, an investment management firm. Prior to January 1999, she was President of Research Technology Management Inc. She is Vice-Chair of EPCOR Utilities Inc., a director of EPCOR Preferred Equity Inc., Matrikon Inc. and Greystone Capital Management Inc. She is also a Trustee of Canadian Hotel Income Properties.

James Mark Stanford, 66, has been a director of NOVA Chemicals since December 3, 1999 and resides in Calgary, Alberta. He is President of Stanford Resource Management, Inc. an investment management firm and prior to January 2000, he was President and Chief Executive Officer of Petro-Canada. Mr. Stanford is a director of EnCana Corporation, Inco Limited, OMERS Resources, Terasen Inc., Iogen Corporation, OPTI Canada Inc. and Chairman of the Canadian Foundation for Sustainable Development Technology.

        The Toronto Stock Exchange maintains guidelines for effective corporate governance (the "TSX guidelines"). The TSX guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members.

        Under the TSX guidelines, an "unrelated" director is a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. In defining an unrelated director, the TSX guidelines place emphasis on the ability of a director to exercise objective judgment, independent of management. The TSX guidelines also make an informal distinction between inside and outside directors, considering an inside director to be a director who is an officer or employee of the corporation or any of its affiliates.

        On a rigorous application of the TSX's definitions of "unrelated" and "outside" directors, 11 of NOVA Chemicals' 12 proposed directors are both unrelated and outside directors. Mr. Lipton (NOVA Chemicals' President and Chief Executive Officer) is the only Board member who could be considered a related or inside director.

BOARD OF DIRECTORS

        The Board of Directors is responsible for managing the business and affairs of NOVA Chemicals. It establishes the overall policies and standards for NOVA Chemicals. The directors are kept informed of NOVA Chemicals' operations at meetings of the Board and its Committees and through reports and analyses prepared by and discussions with management.

        The Board of Directors meets on a regularly scheduled basis. In addition, communications between the directors and management occur apart from regularly scheduled Board and Committee meetings. Non-management directors meet at regularly scheduled executive sessions ("in camera" sessions) without management present. Such in camera sessions are presided over by Mr. Newall, the non-executive Chairman of the Board.

Summary of Board and Committee Meetings Held
For the 12-Month Period Ended December 31, 2003

Meeting Type	Totals
Board	7
Audit, Finance and Risk Committee	8
Corporate Governance Committee	2
Human Resources Committee	3
Public Policy and Responsible Care Committee	4
Total number of meetings held	24

Summary of Attendance of Directors
For the 12-Month Period Ended December 31, 2003

Director	Board Meetings Attended	Committee Meetings Attended
Jerry Blumberg	7 of 7	5 of 5
F. Peter Boer	7 of 7	7 of 7
Jacques Bougie	6 of 7	5 of 6
Joanne Creighton	6 of 7	6 of 7
Robert Dineen	7 of 7	10 of 10
Yves Fortier	7 of 7	3 of 6
Kerry Hawkins	7 of 7	10 of 11
Jeffrey Lipton(1)	7 of 7	0 of 0
Arnold Ludwick	7 of 7	11 of 12
J. E. Newall(2)	7 of 7	2 of 2
Janice Rennie	7 of 7	12 of 12
James Stanford	7 of 7	5 of 5
Joseph Thompson	7 of 7	12 of 12
Notes:
(1)	Mr. Lipton attends Committee meetings, as appropriate, as an invited guest.
(2)	Mr. Newall is Chairman and a voting member of the Corporate Governance Committee. He attends other Committee meetings, as appropriate, as an invited guest.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has established four standing Committees of the Board and has delegated certain responsibilities to each of those Committees. Each Committee has been mandated to perform certain advisory functions, make recommendations and reports to the Board.

        The Board of Directors does not have an Executive Committee. The four standing Committees of the Board of Directors are the Corporate Governance Committee, the Audit, Finance and Risk Committee, the Human Resources Committee and the Public Policy and Responsible Care Committee. A brief summary of the Committee mandates follows, together with proposed membership assuming election of each Committee member as a director. Copies of Committee mandates are available at www.novachem.com.

        The Corporate Governance Committee of the Board is responsible for the composition, compensation and governance of the Board of Directors and recommends to the Board nominees for election or appointment to the Board. In addition, this Committee is responsible for maintaining an effective working relationship between the Board of Directors and management of NOVA Chemicals. The Corporate Governance Committee will be composed of Messrs. Newall (Chairman), Blumberg, Bougie, Dineen, Fortier and Stanford.

        The Audit, Finance and Risk Committee of the Board reviews and inquires into matters affecting the financial reporting of NOVA Chemicals, the system of internal accounting and financial controls and procedures and NOVA Chemicals' financial audit procedures and plans; recommends the approval of the issuance of debt securities; oversees the policies and practices of NOVA Chemicals relating to corporate compliance and risk management strategies; recommends to the Board of Directors of NOVA Chemicals the appointment and remuneration of the external auditors and approves the mandate and appointment of internal auditors; oversees the funding, administration and investment of the trust funds associated with NOVA Chemicals' savings and profit sharing plans and pension plans; and reviews with management and reports to the Board annually on the financing plans and objectives of NOVA Chemicals. The Audit, Finance and Risk Committee will be composed of Messrs. Hawkins (Chairman), Dineen and Ludwick and Ms. Rennie.

        In February 1999 the Blue Ribbon Committee issued a report on Improving the Effectiveness of Corporate Audit Committees. In December 1999 the Securities and Exchange Commission (the "SEC") and the Auditing Standards Board adopted rules in response to the Blue Ribbon Committee's recommendations. The Audit, Finance and Risk Committee is aligned with these rules.

        Throughout 2002 and early 2003, the SEC adopted additional rules with respect to corporate governance. The Board of Directors has determined that Mr. Ludwick and Ms. Rennie are "audit committee financial experts" as defined by the SEC and independent from management as described in Item 7(d)(3)(iv) of Schedule 14A of the Securities and Exchange Act. Ms. Rennie and Mr. Hawkins each serve on the audit committees of three other public companies. The Board has determined that such service will not impair their ability to serve effectively on the Audit, Finance and Risk Committee of NOVA Chemicals.

        The members of the Audit, Finance and Risk Committee also meet the requirements contained in Canadian securities administrators' Multilateral Instrument 52-110, Audit Committees that every member of a corporation's audit committee be independent and financially literate.

        The Human Resources Committee of the Board is responsible for overseeing policies and practices of NOVA Chemicals with respect to its human resources. The Committee reviews recommendations for the appointment of persons to senior executive positions, considers terms of employment including succession planning and matters of compensation. The Committee recommends to the Board (see the Report of the Human Resources Committee) the goals and objectives used to determine executive leadership compensation, evaluates the executive leadership team's performance and makes recommendations to the Board with respect to awards under the Management Incentive Plan, the Option Plan, the Equity Appreciation Plan and the Restricted Stock Unit Plan, and is responsible for the proper and orderly administration of NOVA Chemicals' savings and profit sharing plans and pension plans, other than matters relating to the funding and investment of the plans' trust funds. The Human Resources Committee will be composed of Messrs. Stanford (Chairman), Blumberg, Hawkins, Dr. Boer and Ms. Creighton.

        The Public Policy and Responsible Care Committee of the Board is responsible for overseeing the policies and practices of NOVA Chemicals relating to its Responsible Care audit and the environment, occupational health and safety, communications, corporate contributions, public policy matters and NOVA Chemicals' relationship with all of its stakeholders. The Public Policy and Responsible Care Committee will be composed of Dr. Boer (Chairman), Messrs. Bougie, Fortier and Ludwick and Mmes. Creighton and Rennie.

Other Corporate Activities

        In December 1996, a Technology Advisory Committee was created to advise NOVA Chemicals on its research strategy. The Technology Advisory Committee consists of two directors of NOVA Chemicals, Mr. Blumberg and Dr. Boer (Co-chairs); Mr. Chris Pappas, Senior Vice President and President, Styrenics of NOVA Chemicals; Mr. Paul Clark (Co-chair), Vice President, Research and Technology of NOVA Chemicals; Mr. William Mitchell, Vice President, Legal and Chief Patent Counsel of NOVA Chemicals; Mr. Karel Bleijenberg, Vice President, Technology of NOVA Chemicals Inc.; Mr. Gerry Dyer, retired Research and Development Director, DuPont Canada Inc.; and three world-class research scientists, Dr. Musa Kamal, Professor, McGill University, Dr. Kurt Zilm, Professor, Yale University, and Dr. Robert Waymouth, Professor, Stanford University.

BENEFICIAL OWNERSHIP OF SECURITIES

        The table below sets forth, as at February 12, 2004, information as to Common Shares of NOVA Chemicals beneficially owned, directly or indirectly, or controlled or directed, including options to acquire such shares exercisable within 60 days of February 12, 2004, by each director of NOVA Chemicals standing for election, as provided to NOVA Chemicals by such persons. The total number of Common Shares owned collectively by the directors standing for election and executive officers is also shown.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2) (3) (4)		Title of Class
Jerald A. Blumberg	19,163		Common Shares
Dr. F. Peter Boer	27,408		Common Shares
Jacques Bougie	7,000		Common Shares
Joanne V. Creighton	10,013		Common Shares
Robert E. Dineen, Jr.	33,942		Common Shares
L. Yves Fortier	18,519		Common Shares
Kerry L. Hawkins	25,277		Common Shares
Jeffrey M. Lipton	1,150,725	(5)	Common Shares
Arnold M. Ludwick	28,350		Common Shares
J. E. (Ted) Newall	460,365		Common Shares
Janice G. Rennie	26,317		Common Shares
James M. Stanford	19,350		Common Shares
All directors standing for election and executive officers as a group (19 persons)	3,714,474	(5)	Common Shares
Notes:
(1)	Other than as described in note (5) below, these shares are subject to the sole voting and investment power of their beneficial owners.
(2)
Each director's holdings represents less than 1% of the outstanding Common Shares, other than Mr. Lipton who holds approximately 1.32%. All directors standing for election hold, as a group, approximately 2.09% of the outstanding Common Shares.
(3)
Includes for Mr. Lipton 951,437; for Mr. Newall 59,400; for Dr. Boer 21,600; for Ms. Rennie 24,376; for Mr. Blumberg 12,850; for Mr. Hawkins 20,200; for each of Messrs. Ludwick and Stanford 18,350; for each of Messrs. Dineen and Fortier 17,450; and for each of Mr. Bougie and Ms. Creighton 7,000 Common Shares, each which may be acquired pursuant to options which are exercisable within 60 days of February 12, 2004. Includes for executive officers (excluding Mr. Lipton) 1,690,126 Common Shares which may be acquired pursuant to options which are exercisable within 60 days of February 12, 2004.
(4)
The trust funds associated with NOVA Chemicals' pension plans are administered by the Audit, Finance and Risk Committee. The foregoing information regarding the beneficial ownership of Common Shares does not include any Common Shares held by the trustee for such pension plans and over which the Audit, Finance and Risk Committee has assumed no investment or voting control.
(5)
Excludes for Messrs. Lipton and Spiess, who may be deemed to have, but disclaim, beneficial ownership of 5,380 and 13,500 Common Shares, respectively, which are held by each of their spouses, who exercise sole voting and investment power over such Common Shares.

Shareholding Guidelines

        NOVA Chemicals has established minimum share ownership guidelines for the members of the Board of Directors and management. The guidelines were adopted in July, 1998 to encourage key employees and directors to align their interests closely with those of other shareholders. Under these guidelines the Chief Executive Officer ("CEO") is encouraged to hold NOVA Chemicals Common Shares valued at four times his annual base salary, directors are encouraged to hold Common Shares valued at three times their annual retainer, senior executive officers are encouraged to hold Common Shares valued at two times their annual base salary and other executives at one-half times their annual base salary. No financial assistance is provided by NOVA Chemicals in achieving these guidelines.

        The eleven non-employee directors standing for election in aggregate hold 451,628 Common Shares and 66,252 deferred share units ("DSUs"). The eight current members of the senior management team in aggregate hold 397,257 Common Shares and 434,243 DSUs. DSUs are not Common Shares, but are equal in value to Common Shares (see "Report of the Human Resources Committee — Deferred Share Unit Plan").

        The following table sets forth, as at February 12, 2004 the number of Common Shares and DSUs of NOVA Chemicals beneficially owned, directly or indirectly, or controlled or directed (excluding options to acquire such shares) by each non-employee director standing for election, the CEO and each of NOVA Chemicals' four other most highly compensated executive officers (the Named Executive Officers, or "NEOs").

Non-Employee Directors
J. A. Blumberg	6,313 Common Shares	3,538 DSUs
F. P. Boer	5,808 Common Shares	12,832 DSUs
J. Bougie	Nil	5,802 DSUs
J. V. Creighton	3,013 Common Shares	2,568 DSUs
R. E. Dineen	16,492 Common Shares	Nil
L. Y. Fortier	1,069 Common Shares	9,840 DSUs
K. L. Hawkins	5,027 Common Shares	9,255 DSUs
A. M. Ludwick	10,000 Common Shares	11,172 DSUs
J. E. Newall	400,965 Common Shares	Nil
J. G. Rennie	1,941 Common Shares	5,131 DSUs
J. M. Stanford	1,000 Common Shares	6,114 DSUs
Named Executive Officers
J. M. Lipton(1)	199,288 Common Shares	182,616 DSUs
J. S. Mustoe	24,648 Common Shares	42,635 DSUs
C. D. Pappas	26,195 Common Shares	15,708 DSUs
A. T. Poole	54,809 Common Shares	65,255 DSUs
D. H. Spiess(1)	26,269 Common Shares	39,049 DSUs
Note:
(1)
Excludes for Messrs. Lipton and Spiess, who may be deemed to have, but disclaim, beneficial ownership of 5,380 and 13,500 Common Shares, respectively, which are held by each of their spouses, who exercise sole voting and investment power over such Common Shares.

APPOINTMENT OF AUDITORS

        It is proposed that Ernst & Young LLP, Chartered Accountants, be appointed to act as auditors of NOVA Chemicals for the current year. Ernst & Young LLP have served as auditors of NOVA Chemicals or its predecessors since 1956. Representatives of Ernst & Young LLP will be present at the Meeting and will be given the opportunity to make a statement if they wish to do so. They will also be available to respond to appropriate questions.

CONTINUANCE

Required Shareholder Approval and Conditions

        At the Meeting, shareholders will be asked to consider, and if thought appropriate, to approve a special resolution (the "Continuance Resolution") substantially in the form set out in Appendix 1 attached to this Information Circular, to continue the Corporation from the Business Corporations Act (Alberta) ("ABCA"), which currently governs its affairs, to the CBCA.

        In order to become effective, the Continuance Resolution must be approved by a vote of not less than two-thirds of the votes cast by shareholders at the Meeting, present in person or by proxy.

        If the Continuance is approved at the Meeting, subject to the discretion of the Board of Directors to decide otherwise, the Corporation will seek approval of the Director under the CBCA for continuance of the Corporation, as required by Section 189 of the ABCA. The Corporation intends to file Articles of Continuance pursuant to Section 187 of the CBCA to continue the Corporation under the provisions of the CBCA as soon as practicable after the Meeting. Subject to appropriate shareholder approval and such filings, the Continuance will be effective on the date of the certificate of continuance, which shall be issued by the Director under the CBCA upon receipt of Articles of Continuance pursuant to Subsection 187(4) of the CBCA. The Corporation will file notice with the Alberta Registrar of the Continuance under the CBCA at which point, the Registrar, upon being satisfied with the Continuance into another jurisdiction and that no creditors or shareholders will be adversely affected, will file notice and issue a certificate of discontinuance. The ABCA will cease to apply to the Corporation on the date of the certificate of discontinuance, which shall be dated the same date as the continuance under the CBCA.

        Notwithstanding the approval of the Continuance by a special resolution of the shareholders, the Board of Directors of the Corporation may, without further approval of the shareholders, abandon the application for Continuance at any time prior to the issue of a certificate of continuance by the Director under the CBCA.

Reasons for the Proposed Continuance

        Management believes that the Continuance of the Corporation under the CBCA is appropriate given the national scope of the Corporation's business. Continuance under the CBCA will permit the Corporation to take advantage of recent amendments to the CBCA which modernize corporate law procedures and requirements. Management is of the view that the CBCA is consistent with corporate legislation in most other Canadian jurisdictions and will provide shareholders with substantially the same rights that are available to shareholders under the ABCA, including rights of dissent and appraisal, and rights to bring derivative actions and oppression actions. The CBCA amendments relating to residency requirements of directors (described below) will provide the Corporation with greater flexibility to attract experienced and qualified individuals to serve as directors of the Corporation.

CBCA Versus ABCA

        The ABCA and the CBCA are similar in many respects, although there are a number of notable differences in respect of corporate law matters.

        The following is a brief summary of certain differences which management considers to be material. This summary is not intended to be exhaustive and shareholders should consult their legal advisors regarding implications of the Continuance which may be of particular importance to them.

  Board of Directors

        Under the ABCA, at least half of the Corporation's directors, and at least half of the members of any committee of directors, must be resident Canadians. The CBCA requires that only 25% of the directors be resident Canadians (unless the Corporation has fewer than four directors in which case at least one must be a Canadian resident), and imposes no residency requirements on committees.

  Shareholder Proposals

        Both the ABCA and the CBCA provide for shareholder proposals. Under the ABCA, any shareholder entitled to vote at a meeting of shareholders may submit a proposal. Under the CBCA, a registered or beneficial owner of shares entitled to be voted at a meeting may submit a proposal, although the registered or beneficial shareholder must either (i) have owned for six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000; or (ii) have the support of persons who have owned for six months not less than 1% of the total number of voting shares or voting shares with a fair market value of at least $2,000.

  Director Indemnification

        In comparison to the ABCA, the CBCA permits a company to indemnify its directors and officers in a slightly broader range of proceedings, including "investigative and other proceedings". Unlike the ABCA, the CBCA permits a company to advance funds to a director or officer to cover the costs and expenses of a proceeding.

  Financial Assistance

        The ABCA requires disclosure of financial assistance given by a company in connection with the purchase of shares of the company or its affiliates, or to shareholders, directors and their associates of the company and its affiliates. The CBCA has no such requirement.

  Rights of Dissent

        Under both the ABCA and the CBCA, shareholders have substantially the same rights of dissent if the Corporation resolves to effect certain fundamental changes. However, under the CBCA, the Corporation must, within ten days of the resolution to which the shareholder dissents being adopted, send notice to the dissenting shareholder. The dissenting shareholder, within 20 days of receiving notice from the Corporation, must send the Corporation notice of his demand for payment of the fair value of his shares and his relevant personal information. Within 30 days of this notice, the dissenting shareholder must send the Corporation, or its transfer agent, his share certificates. No more than seven days after receiving notice from the dissenting shareholder, the Corporation must make an offer to pay. The Corporation or the dissenting shareholder may apply to the Court to fix a fair value for the shares of the dissenting shareholder.

        Under the ABCA a dissenting shareholder may send the Corporation a written objection to the resolution at or before the meeting. Once the resolution is adopted the dissenting shareholder may make application to the Court to fix the fair value of his shares. If an application is made to the Court, the Corporation must send an offer to pay to each dissenting shareholder. The dissenting shareholder may accept the offer to pay from the Corporation or wait for an order from the Court fixing the fair value of the shares.

Effects of Continuance

        Continuance under the CBCA does not create a new legal entity and will not prejudice or affect the continuity of the Corporation. The Continuance will not result in any change in the business of the Corporation. The persons who constitute the Corporation's Board of Directors will continue to be those persons elected by the shareholders at the annual meeting of shareholders. The officers of the Corporation will continue to be those persons appointed by the Board of Directors.

        Under the CBCA, upon Continuance, there is no change in: (i) the ownership of corporate property; (ii) liability for obligations; (iii) the existence of a cause of action, claim or liability to prosecution; (iv) enforcement against the Corporation of any civil, criminal or administrative proceedings pending; and (v) the enforceability of any conviction or judgement against or in favour of the Corporation. Furthermore, any shares issued before the Continuance are deemed to have been issued in compliance with the CBCA and with the Articles of Continuance. Continuance does not deprive a holder of Common Shares of any right or privilege, or relieve a holder of Common Shares of any liability in respect of an issued share.

Articles of Continuance

        The Corporation is currently an Alberta corporation which has Articles of Amalgamation which set out the name, the authorized capital, the classes, any maximum number of shares that may be issued, the rights, privileges, restrictions and conditions attaching to shares, any restriction on the right to transfer shares, the maximum or minimum number of directors and any restrictions on the business of the Corporation. Upon the Continuance taking effect, the Articles of Continuance filed under the CBCA will replace the Articles of Amalgamation filed under the ABCA.

        The rights, privileges, restrictions and conditions that are presently applicable to the Common Shares are substantially the same as the rights, privileges, restrictions and conditions that will attach to such Common Shares after Continuance and are set out in the Articles of Continuance.

        Under the CBCA, a meeting of shareholders may be held anywhere in Canada and at a place outside Canada if the place is specified in the articles of the corporation. The proposed Articles of Continuance indicate that meetings of shareholders of the Corporation may be held at any place in Canada or the United States.

        The current Articles of Amalgamation provide for a minimum of 10 and maximum of 20 directors of the Corporation and that the head office of the Corporation shall be in Calgary, Alberta. The proposed Articles of Continuance reduce the minimum number of directors to 8 and the maximum number to 14 and delete the reference to the location of the head office. The reduction in the minimum and maximum number of directors is consistent with the current trend towards smaller and more effective Boards of Directors. The deletion of the reference to the location of the head office is being proposed to provide the Corporation with greater flexibility in this regard.

Dissent Rights

        Under the provisions of Section 191 of the ABCA, a registered shareholder of the Corporation is entitled to send a written objection to the Continuance Resolution. In addition to any other right a shareholder may have, when the action authorized by the Continuance Resolution becomes effective, a registered shareholder who complies with the dissent procedure under Section 191 of the ABCA is entitled to be paid the fair value of his shares in respect of which he dissents, determined as at the close of business on the day before the Continuance Resolution is adopted.

        A summary of the dissent procedure provided by Section 191 of the ABCA, together with a copy of the full text of Section 191 of the ABCA, is set out at Appendix 3. The description of the dissent rights and procedure is not a comprehensive statement of the procedure to be followed by shareholders and is qualified in its entirety by the full text of Section 191 of the ABCA. Shareholders who may wish to dissent should read Appendix 3 carefully and in its entirety.

        Persons who are beneficial owners of shares registered in the name of a broker, custodian, nominee, other intermediary or in some other name who wish to dissent, should be aware that only the registered owner of such securities is entitled to dissent.

        A shareholder is not entitled to dissent if such shareholder votes any of the shares beneficially held by him in favour of the Continuance Resolution. The execution or exercise of a proxy does not constitute a written objection for the purposes of Section 191 of the ABCA.

        Failure to adhere strictly to the requirements of Section 191 of the ABCA may result in the loss or unavailability of rights under that Section.

Recommendation of Directors

        The Board of Directors recommends that the holders of Common Shares vote in favour of the Continuance Resolution. Unless specified in the form of proxy that the Common Shares shall be voted against the Continuance Resolution, the persons named in the enclosed form of proxy intend to vote FOR the Continuance Resolution.

ADOPTION OF GENERAL BY-LAW NO. 2 AND REPEAL OF GENERAL BY-LAW NO. 1

        At the Meeting, or any adjournment thereof, the shareholders will be asked to consider and if thought appropriate, pass, with or without amendment, a resolution confirming General By-Law No. 2 and repealing General By-Law No. 1, (the "By-Law Resolution") in the form set out in Appendix 2 to this Information Circular.

        In order to become effective, the By-Law Resolution must be approved by at least a majority of the votes cast by the shareholders at the Meeting and the Continuance must be approved by shareholders pursuant to the Continuance Resolution and effected by the Corporation.

        The proposed General By-Law No. 2 is set out in Schedule A to Appendix 2 of this Information Circular and is consistent with the provisions of the CBCA and modern corporate practice. It is substantially equivalent to the current General By-Law No. 1 of the Corporation.

Recommendation of the Directors

        The Board of Directors recommends that the holders of Common Shares vote in favour of the By-Law Resolution. Unless specified in the form of proxy that the shares shall be voted against the By-Law Resolution, the persons named in the enclosed form of proxy intend to vote FOR the By-Law Resolution.

REPORT ON EXECUTIVE COMPENSATION

Report on Executive Compensation in U.S. Dollars

        Unless otherwise specified, all executive compensation amounts are expressed in U.S. dollars.

Composition of the Human Resources Committee

        The Human Resources Committee of the Board of Directors is responsible for the overall executive compensation strategy of NOVA Chemicals and the on-going monitoring of the strategy's implementation. As at December 31, 2003, it was composed of Messrs. Stanford (Chairman), Blumberg and Hawkins, Dr. Boer and Ms. Creighton. The Chairman of the Committee has direct access to NOVA Chemicals' external consultants on compensation and human resources matters. None of the members of the Committee is or was formerly an officer or employee of NOVA Chemicals or any of its subsidiaries.

REPORT OF THE HUMAN RESOURCES COMMITTEE

        The Human Resources Committee's mandate includes all executive compensation matters. NOVA Chemicals' executive compensation policies are designed to provide competitive compensation to enable NOVA Chemicals to attract and retain executives that will make significant contributions to NOVA Chemicals' annual and long term goals.

        The major elements of the executive compensation program are base salary, annual performance incentives, long term incentives through the granting of stock options, equity appreciation units or restricted stock units and non-cash compensation. The Human Resources Committee annually monitors comparative total compensation information, using data prepared by an independent compensation consultant, to ensure that target levels of overall compensation are competitive with similar North American chemical organizations. In any particular year, NOVA Chemicals' executive officers may be paid more or less than executive officers at comparable organizations depending on corporate and business unit performance, and individual and team contributions.

  Base Salaries

        Base salaries for all executive officers are paid within salary ranges established for each position on the basis of the level of responsibility relative to other positions in NOVA Chemicals. The salary range for each position is determined through an annual comparative salary survey of 15 North American chemical organizations. Base salary is targeted at the median (50th percentile) of the survey group for all executive officers except the Chief Executive Officer whose base salary is targeted at the 75th percentile. Individual salaries within a range are determined by each officer's experience, expertise and contribution to NOVA Chemicals.

        In 2003, based on a competitive compensation analysis, base salaries for the executive officers were increased on average by approximately 10 percent. For 2004, based on a competitive analysis, no adjustments will be made to base salaries of the executive officers, other than the CEO, the Senior Vice President, Legal and General Counsel, and the Senior Vice President and Chief Financial Officer. In 2003, Mr. Lipton's base salary was $950,000; for 2004, his salary was adjusted to $1,000,000.

  Non-Cash Compensation

        Non-cash compensation includes employee benefits and perquisites. NOVA Chemicals' non-cash compensation programs are designed to approximate the median of North American chemical organizations. Non-cash compensation is monitored annually. Mr. Lipton does not receive any non-cash compensation that is different from that received by other executive officers, other than as described under "Supplementary Pension Agreements" and "Employment Contracts".

  Management Incentive Plan

        The Management Incentive Plan is designed to recognize the contributions to corporate and business results of executive officers, senior managers and other leaders. The Management Incentive Plan constitutes a significant part of compensation. This plan provides for annual cash awards based on corporate, business unit, and team and individual performance, measured against objectives which are determined at the beginning of each calendar year. As the executive's responsibility level increases, the Management Incentive Plan represents an increasing portion of total compensation.

        The guiding principle of the plan is to achieve a total cash compensation position, including base salary and incentive compensation award, in a range between the 50th and 75th percentile of similar organizations if performance objectives, as approved by the Board of Directors, are achieved.

        Management Incentive Plan awards are based on three components:

  (a)
  corporate performance - based on the achievement of net operating income, controllable costs and cash flow cycle time targets;

  (b)
  business unit performance - based on the achievement of business related objectives, such as financial targets, improvement in environment, health and safety performance, operating performance, or other specific objectives;

  (c)
  team and individual performance - based upon the achievement of specific team and individual objectives.

        Target incentive awards, based on a participant's level of responsibility, are set and communicated to participants at the beginning of each year. For executive officers, other than the CEO, 2003 target awards were weighted 20% on team and individual contribution, 50% on business results and 30% on corporate results. The weighting factors for the CEO are 50% net operating income and 50% individual contribution.

        The actual incentive award paid each year, if any, is determined with reference to achievements in the components set out above. Incentive awards are not paid to any executive officers, including the CEO, if minimum performance targets are not met. If target performance levels are reached, the target incentive award is payable. Provision is made in the plan to pay incentives in excess of the target award, to a maximum established by the Board, if performance in a year is exceptional. The factor by which the incentive award is calculated is pro-rated between the minimum, target and maximum award depending on actual performance under each of the components. In administering the plan, the Human Resources Committee may use its judgment in varying the amounts payable to executives.

        For the 2003 performance year, the Board decided to apply a discount factor to the calculation of the incentive awards if there was a net operating loss. Depending on the extent of the net operating loss, the overall 2003 awards to participants would be reduced by as much as 50% for the CEO, 40% for senior executives, 20% for management and 10% for other plan members. Based on an operating loss of $145 million, incentive compensation awards were reduced by 40% for the CEO, 32% for other executive officers, 16% for management and 8% for all other participants.

        The incentive compensation award for Mr. Lipton is based on the terms of the Management Incentive Plan, making him eligible in 2003 for an incentive award of 90% of base salary if target is achieved and up to 225% if it is significantly exceeded. On that basis, the incentive compensation award for service in 2003 was calculated at 56% of target based on 0% achievement of the net operating income target and 187% achievement of individual performance objectives. The value of this award was reduced by 40% to reflect the net operating loss. Mr. Lipton was awarded $479,000 for his 2003 incentive compensation award. Mr. Lipton's target incentive award will be increased to 100% of base salary for the 2004 performance year.

  Equity Based Incentive Plans

        NOVA Chemicals sponsors several equity based incentive plans to provide compensation to key employees at a competitive level with other comparable North American organizations and to align the interests of management more closely with those of shareholders. In September 2003, the Board of Directors approved a Restricted Stock Unit Plan to be used in conjunction with NOVA Chemicals' Stock Option and Equity Appreciation Plans. Periodic reviews are conducted to ensure that NOVA Chemicals' equity based incentive plans provide comparable expected value to similar North American chemical companies. Equity based compensation grants awarded to each key employee, including executive officers, are determined by a formula based on base salary and levels of responsibility and may be adjusted with reference to performance of such employee.

        Commencing in 2004, eligible employees can elect to receive, subject to the discretion of the Board of Directors, equity based incentive awards as options or equity appreciation units ("EAUs"), and/or restricted stock units ("RSUs"). The objective of the choice between options/EAUs and RSUs is to allow eligible employees to align the expected value of the equity based incentive plans with their individual risk preferences and time horizons. In February 2004, Mr. Lipton elected to receive his equity based incentive award entirely in EAUs.

        A description of each of these plans follows.

  A.    Option Plan

        Options are granted to key employees by the Board on the recommendation of the Human Resources Committee, after consideration of individual elections, for the purchase of a set number of Common Shares at an exercise price equal to the closing price of the Common Shares on the TSX on the date of grant. Each option may be exercised over a 10 year period and options generally vest as to one-quarter at the date of grant and an additional one-quarter per year for the next three years. Alternate vesting, up to full vesting at the date of grant, may be granted at the Board's discretion.

        The Option Plan also provides that all options include share appreciation rights and gives the Board the discretion to grant share appreciation rights. The share appreciation rights entitle the optionholder to receive a number of Common Shares equal to the appreciation value of the options from the date of grant to the exercise date. In addition, the Option Plan gives the Board the discretion upon the exercise of a share appreciation right, to have optionholders receive cash in lieu of Common Shares.

        Since 2000, Mr. Lipton has not been granted options but awarded EAUs under the Equity Appreciation Plan (see below).

  B.    Equity Appreciation Plan

        In February 2000, NOVA Chemicals adopted the Equity Appreciation Plan ("EAP"). The EAP has similar terms with respect to valuation, vesting and expiry dates as the Option Plan, except that the exercise value of an EAU can be equal to the closing price of the Common Shares on the TSX or NYSE on the date of grant. Although the exercise value can be priced off the TSX or the NYSE, the redemption value of the EAUs was based on TSX pricing only. In February 2004, the Board of Directors amended the definition of redemption value to include NYSE pricing, reflecting the intent and design of the EAP to provide the value of the awards in U.S. currency for U.S. resident employees. The Board of Directors also amended the resolutions that previously granted EAUs to U.S. residents to reflect an exercise value determined by the closing price on the NYSE rather than the TSX on the date of grant. Each EAU may be redeemed for cash over a ten year period and vests as to one-quarter on the date of grant and an additional one-quarter per year for the next three years.

        The number of EAUs granted to a key employee is determined by the Board on the recommendation of the Human Resources Committee. The Human Resources Committee, in determining the number of EAUs to award, considers the competitive level of the key employees' compensation, the same formula and criteria used for determining option awards and each eligible employee's election with respect to options/EAUs and/or RSUs.

        In March 2003, Mr. Lipton was awarded 631,000 EAUs under the Equity Appreciation Plan which included 124,000 EAUs granted as recognition of Mr. Lipton's strong leadership in 2002. Based on the criteria described above and Mr. Lipton's election for 2004, the Board of Directors awarded Mr. Lipton 456,400 EAUs in February, 2004.

  C.    Restricted Stock Unit Plan

        The Restricted Stock Unit Plan ("RSUP") was adopted in September 2003 to complement the Option and Equity Appreciation Plans.

        The terms of the RSUP provide the Board of Directors the discretion to determine the number of RSUs awarded and the restrictions placed on the RSUs. In February 2004, the Board of Directors awarded RSUs that are time restricted. Each RSU vests on the third anniversary of the grant date and will be valued using the closing price on the TSX or NYSE on that date. The RSUs are paid in cash or shares purchased in the open market, at NOVA Chemicals' discretion, before the end of the calendar year in which they vest. During the restriction period, dividend equivalents are credited to each RSU account based on the number of RSUs in the account on the dividend record date, the dividend payment paid to shareholders per Common Share and the closing price of Common Shares on the dividend payment date. The RSUs are not Common Shares and do not carry rights of Common Shares.

Deferred Share Unit Plan

        NOVA Chemicals implemented a Key Employee Deferred Share Unit Plan ("DSUP") in 1999 as a means to further link the interest of officers (and directors, see "Compensation of Directors") to the creation of shareholder value.

        Under the DSUP, key employees, such as the CEO and the NEOs, may elect prior to the relevant performance period, on an annual basis, to receive all or a portion of their incentive compensation award in deferred share units ("DSUs") economically equivalent to NOVA Chemicals' Common Share value. The amount of the incentive compensation award that a key employee elects to allocate to the DSUP will be converted to an equivalent number of DSUs based on the market value of NOVA Chemicals' Common Shares as at a specified time (the average of the closing price for the Common Shares over five consecutive trading days preceding the year end prior to the performance period). When a dividend is declared on Common Shares the value of the dividend is added, as full or part units, to the DSU accounts of the key employees. The DSUs are not Common Shares and do not carry rights of Common Shares.

        Individuals must hold the DSUs until they are no longer an employee or director of NOVA Chemicals. At such time NOVA Chemicals will either pay the executive the value of the DSUs in the Key Employee's DSU account less applicable withholding taxes (at ordinary income tax rates) for the key employee, or for Canadian accounts, cause to have purchased on the open market a number of Common Shares equivalent to the number of DSUs in the Key Employee's DSU account less applicable withholdings.

        Regulatory approval for the DSUP was received in April 1999 and since that time Mr. Lipton has elected to participate in the DSUP. Based on NOVA Chemicals' Common Share price of U.S. $26.95 on the New York Stock Exchange on December 31, 2003, the value of his total DSU account as at that date was $4,921,489.

BY THE HUMAN RESOURCES COMMITTEE
J.M. Stanford (Chairman) J.A. Blumberg F.P. Boer	J.V. Creighton K.L. Hawkins

Compensation of Officers

        The following table sets forth the compensation paid by NOVA Chemicals to the CEO and the NEOs, in each case in respect of the fiscal years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE
		Annual Compensation						Long Term Compensation
								Awards			Payouts
Name and Principal Position	Year		Salary (1)			Management Incentive Plan Payments (2)	Other Annual Compensation (3)	Securities Under Options/SARs Granted (4)		Restricted Shares or Restricted Share Units (6)	LTIP Payouts (7)		All Other Compensation (8)

J. M. Lipton President & CEO	2003 2002 2001	$ $ $	950,000 900,000 900,000		$ $	479,000 note (2) 615,600	N/A N/A N/A	631,000 375,000 345,500	(5) (5) (5)	25,190 note (2) 32,595	N/A N/A N/A	$ $ $	88,400 81,700 104,400

J. S. Mustoe Senior Vice President	2003 2002 2001	$ $ $	345,000 300,000 300,000		$ $ $	89,200 191,000 167,800	N/A N/A N/A	88,200 48,350 49,500	(5) (5)	4,691 9,923 9,285	N/A N/A N/A	$ $ $	54,000 33,000 55,000

C. D. Pappas Senior Vice President	2003 2002 2001	$ $ $	375,000 350,000 350,000		$ $ $	98,200 308,000 183,200	N/A N/A N/A	102,300 76,500 77,000	(5) (5) (5)	N/A 8,000 4,850	N/A N/A N/A	$ $ $	37,400 28,300 208,000

A. T. Poole Executive Vice President	2003 2002 2001	$ $ $	350,000 325,000 325,000		$ $ $	109,300 276,000 217,200	N/A N/A N/A	95,500 76,500 71,500		5,273 14,496 12,316	N/A N/A N/A	$ $ $	50,100 79,300 66,440

D. H. Spiess Senior Vice President	2003 2002 2001	$ $ $	375,000 350,000 313,000	(9)	$ $ $	102,500 267,000 93,100	N/A N/A N/A	102,300 76,500 49,500	(5) (5) (5)	5,390 6,935 2,465	N/A N/A N/A	$ $ $	40,500 33,000 59,200

Notes:
(1)	See "Report of the Human Resources Committee — Base Salaries".
(2)
NOVA Chemicals has in place a Management Incentive Plan which has clear objectives for participants and as such does not operate as a "bonus" plan. See "Report of the Human Resources Committee — Management Incentive Plan". Typically, the annual incentive awards are earned in the year reported and paid the following year unless the executive elected to defer the award under NOVA Chemicals' DSUP. Eligible employees can elect to contribute all or a portion of their incentive compensation award to the DSUP. The CEO and each NEO elected to contribute 100% of their 2003, 2002 and 2001 incentive compensation awards to the DSUP, other than Messrs. Pappas and Spiess whose elections are listed below:

	2003	2002	2001
C. D. Pappas	0%	50%	50%
D. H. Spiess	100%	50%	50%

Accordingly, other than to Messrs. Pappas and Spiess, no cash payments were made to any of these individuals under the Management Incentive Plan for the 2003, 2002 and 2001 performance years. See "Restricted Share Units" and footnote (6).
For 2003, corporate objectives were calculated at 31% of target. Based on the 2003 net operating loss, the CEO's award was reduced by 40%, and the other NEO awards were reduced by 32%.

For 2002, corporate objectives were exceeded, however, based on the 2002 net operating loss, the NEOs' awards were reduced by 30.1%. Mr. Lipton's management incentive award in 2002 was calculated at 123% of target after a 37.7% reduction based on the 2002 net operating loss. Mr. Lipton was granted EAUs in lieu of his management incentive award (see note (5)).
For 2001, corporate objectives were not met. The incentive awards for this year were granted based on the achievement of business, team and individual objectives only.
(3)
The CEO and each NEO is in receipt of benefits and perquisites in addition to base salary and incentive compensation payments. The value of these benefits and perquisites does not exceed the lesser of Cdn. $50,000 or 10% of the total annual salary and incentive compensation payment.
(4)
This column shows the total number of Common Share options and/or EAUs granted to the CEO and each NEO during each respective year. In 2000, the Option Plan was amended to provide tandem share appreciation rights, see "Report of the Human Resources Committee — Option Plan".

(5)
In 2001, Messrs. Lipton, Pappas and Spiess were granted EAUs rather than options. In 2002 and 2003, Messrs. Lipton, Pappas, Spiess and Mustoe were granted EAUs rather than options. These amounts represent EAUs under the Equity Appreciation Plan.
In March 2003, Mr. Lipton was granted an additional award of 124,000 EAUs to reflect his strong leadership of the Corporation in 2002.
(6)
Under NOVA Chemicals' DSUP, eligible employees can elect to receive all or a portion of their incentive compensation award in DSUs equal in value to NOVA Chemicals' Common Shares. The dollar value represents the pre-tax value of the DSUs at the time of the award. When a dividend is declared on Common Shares, the value of the dividend is added, as full or partial units, to the DSU accounts. For further information, see "Report of the Human Resources Committee — Deferred Share Unit Plan". DSUs earned for the year ended December 31, 2003 and the value of the 2003 DSUs as of December 31, 2003 were as follows:

Mr. Lipton	25,190	$678,862
Mr. Mustoe	4,691	$126,418
Mr. Poole	5,273	$142,119
Mr. Spiess	5,390	$145,268
(7)	NOVA Chemicals does not have a long term incentive plan.
(8)
Includes the dollar value of insurance premiums paid by NOVA Chemicals with respect to term life insurance for the benefit of the CEO and each NEO plus amounts paid under the NOVA Chemicals or NOVA Chemicals Inc. Savings and Profit Sharing Plan. Also includes vacation and other one time payments where applicable.
(9)	The amount reported for Mr. Spiess reflects his promotion to Senior Vice President responsible for the olefins/polyolefins business on November 1, 2001.

        For 2003, the aggregate cash compensation, including any incentive compensation awards contributed to the DSUP, for the eight (8) executive officers of the Corporation was approximately $4,835,800.

Stock Options/Equity Appreciation Plan

        The table below shows the number of Common Shares available for purchase under share purchase options and the number of units under the Equity Appreciation Plan granted to the CEO and each of the NEOs in 2003 together with the percentage that the option or unit grant represents of total options or units granted by NOVA Chemicals to its employees and employees of its subsidiaries in fiscal 2003, the per security exercise price, the per security market value of the underlying securities on the date the options or units were granted and the expiration date of the options or units granted.

Option and/or SAR Grants
Name	Securities Under Option/ SARs Granted (#) (1)	% of Total Options/SARs Granted to Employees in 2003 (1)	Exercise or Base Price (2)	Market Value of Securities Underlying Options/SARs on the Date of Grant (2)	Expiration Date

J. M. Lipton	0 / 631,000(3)	0 / 42.08	U.S. $17.42	U.S. $17.42	March 3, 2013

J. S. Mustoe	0 / 88,200	0 / 5.88	U.S. $17.42	U.S. $17.42	March 3, 2013

C. D. Pappas	0 / 102,300	0 / 6.82	U.S. $17.42	U.S. $17.42	March 3, 2013

A. T. Poole	95,500 / 0	9.55 / 0	Cdn. $25.78	Cdn. $25.78	March 3, 2013

D. H. Spiess	0 / 102,300	0 / 6.82	U.S. $17.42	U.S. $17.42	March 3, 2013

Notes:
(1)
NOVA Chemicals sponsors both the Option Plan and the Equity Appreciation Plan. The first number in this column represents options under the Option Plan and the second number represents units under the Equity Appreciation Plan.
(2)
Options are granted for Common Shares at the closing market price on the TSX on the date the grant is made by the Board. Options are generally granted for a term of 10 years, exercisable on a cumulative basis as to 25% in the first 12 months, 25% in the second 12 months, 25% in the third 12 months and 25% thereafter for the term of the option. The redemption price of a EAU granted under the Equity Appreciation Plan is determined by the Board of Directors to be the closing market price on the NYSE on the date the grant is made. EAUs are generally granted for a term of 10 years, redeemable on a cumulative basis as to 25% in the first 12 months, 25% in the second 12 months, 25% in the third 12 months and 25% thereafter for the term of the unit.
(3)	Includes an additional award of 124,000 EAUs to reflect Mr. Lipton's strong leadership in 2002.

        The table below shows the number of Common Shares acquired on exercise of options and the awards paid on redemption of EAUs during fiscal 2003 by the CEO and the NEOs, together with the aggregate dollar value realized on such exercises or redemptions, the total number of Common Shares available for acquisition under option or EAUs available for redemption, both vested and unvested, and the dollar value of "in-the-money" unexercised options or EAUs not yet redeemed, both vested and unvested (as defined in footnote (5) in the chart below).

Aggregated Option/SAR Exercises During the Year
									Value of Unexercised In-the-Money (1)(2) Options/SARs at December 31, 2003 in U.S. $
					Unexercised Options/ SARs at December 31, 2003 (1)
	Securities Acquired on Exercise		Aggregate Value Realized in U.S. $
Name					Non-Vested		Vested		Non-Vested		Vested

J. M. Lipton	60,541	(3)	615,702	(3)	747,125	(5)	1,866,515	(5)	6,243,024	(5)	13,892,497	(5)

J. S. Mustoe	15,135	(4)	196,316	(4)	102,700	(5)	292,184	(5)	823,563	(5)	2,088,591	(5)

C. D. Pappas	0		0		134,225	(5)	271,575	(5)	1,098,094	(5)	1,408,403	(5)

A. T. Poole	0		0		127,750		439,535		629,175		3,002,960

D. H. Spiess	0		0		127,350	(5)	287,693	(5)	1,039,023	(5)	1,839,922	(5)

Notes:
(1)
Options are calculated as the difference between the closing price of Common Shares on the TSX on December 31, 2003 ($35.04 Canadian) and the exercise price of the related option. Value has been converted to U.S. dollars at the closing exchange rate on December 31, 2003 ($1.00 Canadian = $.7713 U.S.). EAUs are calculated as the difference between the closing price of Common Shares on the NYSE on December 31, 2003 ($26.95 U.S.) and the exercise value of the related EAU.
(2)	"In-the-money" means that the market value of the Common Shares underlying the option or EAU on that date exceeds the option exercise price or the EAU exercise value.
(3)
Mr. Lipton exercised 60,541 options as share appreciation rights. Upon exercise, the Corporation elected to settle the exercise by the direct payment alternative under the Option Plan and paid Mr. Lipton a cash amount equal to the difference between the closing price of Common Shares on the TSX on the last trading day immediately preceding the exercise date and the exercise price. Value has been converted to U.S. dollars at an exchange rate of $1.00 Canadian = $.7658 U.S.
(4)
Mr. Mustoe exercised 15,135 options and immediately sold the Common Shares. The aggregate value received was the difference between the market value when the Common Shares were sold and the exercise price of the related options. Value has been converted to U.S. dollars at an exchange rate of $1.00 Canadian = $.7621 U.S. based on the average of the exchange rates on the dates following settlement of the transactions.
(5)
NOVA Chemicals adopted the Equity Appreciation Plan in 2000 and since that time Mr. Lipton has been awarded EAUs rather than options. Messrs. Pappas and Spiess have been awarded EAUs since 2001, and Mr. Mustoe has been granted EAUs since 2002 (see "Report of the Human Resources Committee — Equity Appreciation Plan"). These numbers include the value of non-vested and vested EAUs as follows:
			Value of Unexercised In-The-Money EAUs at December 31, 2003 in U.S. $
	Unexercised EAUs at December 31, 2003
Name
	Non-Vested	Vested	Non-Vested	Vested
J. M. Lipton	747,125	892,375	6,243,024	7,246,561
J. S. Mustoe	90,325	46,225	756,845	336,572
C. D. Pappas	134,225	121,575	1,098,904	946,780
D. H. Spiess	127,350	100,950	1,039,023	767,136

Pension Plans

        Officers, along with all salaried employees, participate in NOVA Chemicals' Canadian or U.S. non-contributory pension plans. On December 31, 1999, NOVA Chemicals introduced a defined contribution pension option to its Canadian pension plans for salaried employees. Under these plans, employees could make a one-time irrevocable election to convert their defined benefits to the defined contribution pension option or remain in the defined benefit pension option. All of the Canadian executive officers elected to remain in the defined benefit pension option.

        The Canadian defined benefit pension option provides a retirement income and a 60% surviving spouse's pension based on the officer's years of service and the average base salary of the highest 36 consecutive months, of the officer's final 10 years of service adjusted to reflect benefits payable under government sponsored plans. The U.S. plans provide a pension based on the officer's years of service and average base salary of the highest 36 consecutive months in the officer's final 10 years of service. The amount of pension may vary based on other factors including the age of the employee at retirement, the form of pension elected and predecessor plan membership. The first table illustrates the amount of annual pension received by a Canadian employee in the defined benefit plan and the second table illustrates a U.S. employee, in each case retiring at age 62 on December 31, 2003, who has not elected an optional form of pension benefit.

Canadian Pension Plan Table (in Canadian dollars)
	Years of Service
Remuneration	5	10	15	20	25	30	35

250,000	18,827	37,654	57,481	81,308	105,135	128,962	152,789
300,000	22,827	45,654	69,681	98,508	127,335	156,162	184,989
400,000	30,827	61,654	94,081	132,908	171,735	210,562	249,389
500,000	38,827	77,654	118,481	167,308	216,135	264,962	313,789
600,000	46,827	93,654	142,881	201,708	260,535	319,362	378,189
700,000	54,827	109,654	167,281	236,108	304,935	373,762	442,589
750,000	58,827	117,654	179,481	253,308	327,135	400,962	474,789
800,000	62,827	125,654	191,681	270,508	349,335	428,162	506,989
850,000	66,827	133,654	203,881	287,708	371,535	455,362	539,189
900,000	70,827	141,654	216,081	304,908	393,735	482,562	571,389
950,000	74,827	149,654	228,281	322,108	415,935	509,762	603,589
1,000,000	78,827	157,654	240,481	339,308	438,135	536,962	635,789

Notes:
(1)
NOVA Chemicals' Canadian defined benefit pension option provides a benefit formula that is integrated with the Canada Pension Plan. The non-contributory future service benefit is equal to the sum of (a) plus (b) where:
(a) is 1.0% times credited service times the lesser of
(i) Highest Average Earnings (defined below) and
(ii) Average Maximum Pensionable Earnings (defined below)
(b) is 1.6% times credited service times the amount, if any, by which the Highest Average Earnings exceeds the Average Maximum Pensionable Earnings.

Highest Average Earnings is the average of the highest 36 consecutive months of base salary in the last 10 years and Average Maximum Pensionable Earnings is the three year average of the Year's Maximum Pensionable Earnings as determined in accordance with the Canada Pension Plan Act. Management Incentive Plan awards are not included for the purpose of determining pension benefits.

Canadian pension benefits for (a) married retirees, upon death, consist of 60% of the member's benefit payable to the surviving spouse for life, and (b) single retirees are payable for life and are guaranteed for 5 years after pension commences.
Canadian pension benefits are not subject to any deduction for social security or other offset amounts.
(2)	Estimated credited years of service to December 31, 2003 for each NEO who is a member of the Canadian pension plan are:
Mr. Mustoe	13.2 years
Mr. Poole	15.8 years
(3)	Table is calculated based on service in existing and continuing prior plans and includes supplementary pension amounts described below, but does not include optional contributory pension plan.
(4)	Table shows benefit payable at age 62 if the employee left NOVA Chemicals on December 31, 2003.

U.S. Pension Plan Table — Whole Life Benefit for Single Retirees (in U.S. dollars)
	Years of Service
Remuneration	5	10	15	20	25	30	35

250,000	15,000	30,000	45,000	60,000	75,000	90,000	105,000
300,000	18,000	36,000	54,000	72,000	90,000	108,000	126,000
400,000	24,000	48,000	72,000	96,000	120,000	144,000	168,000
500,000	30,000	60,000	90,000	120,000	150,000	180,000	210,000
600,000	36,000	72,000	108,000	144,000	180,000	216,000	252,000
700,000	42,000	84,000	126,000	168,000	210,000	252,000	294,000
800,000	48,000	96,000	144,000	192,000	240,000	288,000	336,000
900,000	54,000	108,000	162,000	216,000	270,000	324,000	378,000
1,000,000	60,000	120,000	180,000	240,000	300,000	360,000	420,000
1,100,000	66,000	132,000	198,000	264,000	330,000	396,000	462,000
1,200,000	72,000	144,000	216,000	288,000	360,000	432,000	504,000
1,300,000	78,000	156,000	234,000	312,000	390,000	468,000	546,000
1,400,000	84,000	168,000	252,000	336,000	420,000	504,000	588,000
1,500,000	90,000	180,000	270,000	360,000	450,000	540,000	630,000
1,750,000	105,000	210,000	315,000	420,000	525,000	630,000	735,000
2,000,000	120,000	240,000	360,000	480,000	600,000	720,000	840,000
2,250,000	135,000	270,000	405,000	540,000	675,000	810,000	945,000
2,500,000	150,000	300,000	450,000	600,000	750,000	900,000	1,050,000
2,750,000	165,000	330,000	495,000	660,000	825,000	990,000	1,155,000
3,000,000	180,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000

Notes:
(1)
NOVA Chemicals' U.S. pension plan is a defined benefit plan. The benefit formula is 1.2% of the Final Average Earnings times the credited service. For years of service up to and including 2000, Final Average Earnings are the average of the highest 36 consecutive months of base salary in the last 10 years. Effective January 1, 2001, for senior U.S. executives, Final Average Earnings are calculated using base salary plus incentive compensation awards. Pension benefits for a single retiree is the whole life benefit as outlined above while a married retiree's benefit is a 50% joint and survivor benefit. Such benefit is provided by reducing the whole life benefit during the life time of the retiree in order to provide 50% of that reduced benefit to a surviving spouse.
(2)	Estimated credited years of service to December 31, 2003 for the CEO and the NEOs who are members of the U.S. pension plan are:
Mr. Lipton	15.6 years
Mr. Mustoe	2.4 years
Mr. Pappas	15.5 years
Mr. Spiess	5.8 years
(3)	The calculations in the table include supplementary pension amounts described below.
(4)	Table shows benefit for a single employee at age 62 if the employee left NOVA Chemicals on December 31, 2003.

Supplementary Pension Agreements

        NOVA Chemicals' Canadian defined benefit pension option is subject to maximum annual benefit accruals of Cdn. $1,722.22 per year of credited service or to any greater maximum which may be provided for in the Income Tax Act from time to time. U.S. pension plan benefits are subject to a maximum annual benefit accrual based on annual compensation of U.S. $205,000, adjusted from time to time by the Internal Revenue Service. NOVA Chemicals has entered into pension agreements with certain officers and employees which provide for supplementary pension payments, computed with reference to the earned pension under NOVA Chemicals' pension plans. These supplementary payments would be above the maximum annual benefit accrual permitted by NOVA Chemicals' pension plans and, therefore, would not be deductible for income tax purposes by NOVA Chemicals until paid to the respective officer or employee. The aggregate pension payments resulting from such agreements and the pension payments payable under NOVA Chemicals' pension plans would be generally equivalent to the benefit which is earned under NOVA Chemicals' pension plans without the maximum annual benefit described above. Although these supplemental pension agreements still exist with individual employees including some of the NEOs, in 1992 NOVA Chemicals approved a policy to provide the same supplementary pension payments to all employees who become subject to the maximum annual benefit accrual.

        Mr. Lipton's employment contract provides that NOVA Chemicals make up any short-fall should the value of pension benefits provided through NOVA Chemicals and Mr. Lipton's previous employer be less than the value of pension benefits that Mr. Lipton would have received had he remained with his previous employer until retirement. In addition, Mr. Lipton has an agreement which provides that he receive two years' pensionable service for every year that he serves as CEO of NOVA Chemicals.

        Mr. Pappas' employment contract provides that NOVA Chemicals will recognize his 12 years of industry service prior to joining NOVA Chemicals for purposes of calculating pension benefits. In addition, if Mr. Pappas remains employed with NOVA Chemicals until September 1, 2008, NOVA Chemicals will recognize an additional 10 years of service for purposes of calculating pension benefits.

Employment Contracts

        NOVA Chemicals or its subsidiaries has entered into employment contracts with Messrs. Lipton, Pappas, Poole and Spiess.

        Mr. Lipton's employment contract provides for an indefinite term of service at a minimum salary, reviewable annually with a view to determining appropriate increases (which are determined under NOVA Chemicals' compensation policy — see "Report of the Human Resources Committee"). In the event of termination of his employment, other than for cause, Mr. Lipton is entitled to be paid the salary and incentive compensation award received by him in the most recently completed year along with compensation for loss of benefits, savings plan and pension plan contributions and relocation costs.

        Mr. Pappas' employment contract was renewed pursuant to the terms of the contract for a term of one year ending July 1, 2004. In the event of termination of his employment, other than for cause, Mr. Pappas is entitled to be paid his base salary, target incentive compensation awards, benefits and other compensation for a period of 24 months.

        Mr. Poole's employment contract provides that he is entitled to be paid, on retirement or termination of his employment, his base salary, target incentive compensation awards, benefits and other compensation for a period of 30 months.

        Mr. Spiess' employment contract was recently renewed pursuant to the terms of the contract for a term of one year ending February 8, 2005. On the event of termination of his employment, other than for cause, Mr. Spiess is entitled to be paid his base salary, target incentive awards, benefits and other compensation for a period of 24 months.

        NOVA Chemicals has entered into agreements with Messrs. Lipton, MacDonald, Mustoe, Pappas, Poole, Spiess, Wheeler and Ms. O'Brien in which these executives agreed not to voluntarily leave their employment with the Corporation during a proposed change of control of the Corporation. In the event of a change of control of the Corporation and the involuntary termination or constructive dismissal of one of these executives, the terminated executive is entitled to receive salary, target incentive compensation payment, benefits and other compensation for 36 months in the case of Mr. Lipton, 30 months in the case of Messrs. Mustoe and Poole and 24 months for each of Messrs. MacDonald, Pappas, Spiess, Wheeler and Ms. O'Brien. A portion of the entitlement for each of Messrs. MacDonald, Mustoe, Pappas, Poole, Spiess, Wheeler and Ms. O'Brien is in consideration for a non-competition agreement which each individual granted in favor of the Corporation and which prohibits them from being involved with a competing business if such involvement would be detrimental to NOVA Chemicals' interests for a period of two years from involuntary termination or constructive dismissal following a change of control. In addition, each of these agreements provide that in the event of a change of control, all unvested stock options, EAUs and RSUs will vest and are exercisable by the executive or payable, as applicable, whether or not the executive is involuntarily terminated or constructively dismissed.

Total Return Performance

        The following graphs demonstrate a five calendar year comparison of cumulative total return (assuming reinvestment of dividends) performance based upon an initial investment of Cdn. $100 invested on December 31, 1998 in Common Shares as compared with the S&P/TSX Composite Index.

Note:
(1)	The closing price for NOVA Chemicals Common Shares on the TSX on December 31, 2003 was Cdn. $35.04 and on February 12, 2004 was Cdn. $36.55.

Indebtedness of Executive Officer

        The following table sets forth the aggregate indebtedness of all officers, directors, former officers and former directors of the Corporation during fiscal year 2003.

TABLE OF INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
Name and Principal Position	Involvement of the Corporation	Largest Amount Outstanding During 2003	Amount Outstanding as at February 12, 2004

C. D. Pappas, Senior Vice President	Lender	$550,000	$550,000(1)

Note:
(1)
In July 2001 NOVA Chemicals loaned the amount of $550,000 to Mr. Pappas to assist in his relocation to Pittsburgh, Pennsylvania. The loan is non-interest bearing and for the term of 5 years at which time the entire amount will become due. This loan was granted prior to the enactment of the Sarbanes-Oxley Act, consequently it is not a prohibited loan under that Act.

Compensation of Directors

        Directors who are not full time employees of NOVA Chemicals receive directors' fees. NOVA Chemicals compensates directors according to the same philosophy used to compensate senior management. An annual survey is conducted to determine the median compensation for directors in similar companies in the chemical industry and NOVA Chemicals' total compensation for directors is set at the median value of those companies' total compensation.

        The total compensation for non-employee directors includes an annual retainer, attendance and travel fees, and equity based compensation which may include options, EAUs or RSUs. In 2003, non-employee directors received the following fees:

	U.S. residents	Canadian residents
Annual Retainer Fee(1)	$35,000	Cdn. $52,500
Additional Retainer Fee Paid to Committee Chairs(2)	$7,500	Cdn. $11,250
Attendance Fee for each Committee or Board Meeting Attended	$1,000	Cdn. $1,500
Travel Fee for
• travel outside of province or state	$1,000	Cdn. $1,500
• travel outside of country	$2,000	Cdn. $3,000
(1)
Mr. Newall's annual retainer fee is Cdn. $150,000.

(2)
Mr. Newall is not paid the Additional Retainer Fee for chairing the Corporate Governance Committee. Instead he is paid Cdn. $3,000 for each Corporate Governance Committee meeting he chairs.

        Mr. Newall was paid a total fee of $202,838 by NOVA Chemicals for his duties as Chairman of the Board during 2003. Mr. Newall's primary responsibility is to facilitate the most effective governance of NOVA Chemicals by the Board of Directors. Mr. Newall is the Chairman of the Board and the Corporate Governance Committee.

        Mr. Blumberg and Dr. Boer co-chair the Technical Advisory Committee and are each paid an attendance fee of $7,000 for Technical Advisory Committee meetings that they chair.

        For 2004, no changes were made to non-employee directors' annual retainer, attendance and travel fees.

        The non-employee directors are eligible to participate in the Director Share Purchase Plan under which each participating director may elect to have some or all of his or her annual cash retainer and attendance and travel fees paid to a custodian at the end of each calendar quarter. The custodian uses the funds to purchase Common Shares in the open market on behalf of the participating director.

        The non-employee directors are also eligible to participate in a Director Deferred Share Unit Plan (the "Director DSUP"). Under the Director DSUP, non-employee directors may elect, on an annual basis, to receive all or a portion of their retainer, or attendance and travel fees for the upcoming year in DSUs economically equivalent to NOVA Chemicals' Common Share value. The amount of the fees that a director elects to have participate in the Director DSUP is converted to an equivalent number of DSUs based on the market value of NOVA Chemicals' Common Shares at a specified time (the average of the closing price for the Common Shares over five consecutive trading days preceding the end of each fiscal quarter in which the fees are earned). When a dividend is declared on Common Shares, the value of the dividend is added, as full or part units, to the Director DSU account (see page 9 for directors' DSU holdings). The DSUs are not Common Shares and do not carry rights of Common Shares.

        A director must hold the DSUs until he or she is no longer a director or employee of NOVA Chemicals. At such time, NOVA Chemicals will pay the director the value of the DSUs in the director account less applicable withholding taxes.

        Non-employee directors are also eligible to receive equity based compensation. Under current policy, for each non-employee director, other than the Chairman, the value of this component of compensation is approximately equal to the difference between the total compensation paid to the median of the North American chemical comparator group and the director's annual retainer and meeting fees. The value of the Chairman's equity based compensation is equivalent to the difference between total compensation for non-executive chairmen of comparable companies and the Chairman's annual retainer and meeting fees. Non-employee directors may elect to receive their awards as options, EAUs or RSUs. Options entitle the non-employee director to purchase Common Shares at a price equal to the closing trading price for Common

Shares on the TSX on the day on which the options were granted. EAUs and RSUs also allow non-employee directors to benefit from appreciation in the price of Common Shares. Upon redemption of an EAU, a director is paid, in cash, the difference between the closing prices of the Common Shares on the NYSE on the date of redemption and the date of grant (less applicable withholdings). RSUs are paid by the end of the year in which they vest, in cash or shares purchased on the open market.

        In March 2003, each non-employee director, other than the Chairman, received options to purchase 4,900 Common Shares at a price of Cdn. $25.78 per Common Share. The Chairman received options to purchase 8,000 Common Shares at a price of Cdn. $25.78 per Common Share.

        In February 2004, the non-employee directors were granted equity based compensation as follows:

	Options (Exercise Price Cdn. $36.55)	EAUs (Exercise Value U.S. $27.90)	RSUs
Gerald A. Blumberg	Nil	5,500	Nil
Dr. F. Peter Boer	Nil	2,750	1,031
Jacques Bougie	Nil	Nil	2,061
Joanne V. Creighton	Nil	Nil	2,061
Robert Dineen	Nil	2,750	1,031
L. Yves Fortier	Nil	Nil	2,061
Kerry L. Hawkins	2,750	Nil	1,031
Arnold M. Ludwick	5,500	Nil	Nil
J. E. Newall	Nil	Nil	2,061
Janice G. Rennie	5,500	Nil	Nil
James M. Stanford	5,500	Nil	Nil

REPORT OF THE AUDIT, FINANCE AND RISK COMMITTEE

        Following the retirement of Mr. Thompson, the Audit, Finance and Risk Committee ("AFR Committee") will be composed of Messrs. Hawkins (Chairman), Dineen and Ludwick and Ms. Rennie. The AFR Committee of the Board is governed by a charter or mandate, a copy of which is attached to this Information Circular as Appendix 5. It can also be accessed at www.novachemicals.com or a printed version can be obtained from NOVA Chemicals' Corporate Secretary by calling (403) 750-3600 or (412) 490-4000. The Corporation has adopted a code of conduct for the Chief Executive Officer and the senior financial officers, including the Chief Financial Officer. It can be found at www.novachem.com. All of the AFR Committee members are "independent" as that term is defined by the SEC and the New York Stock Exchange listing standards. All are considered to be financially literate, and two, Ms. Rennie and Mr. Ludwick, are considered to have accounting or related financial expertise. Mr. Hawkins and Ms. Rennie serve on the audit committees of three other public companies. The Board has determined that such service will not impair their ability to serve effectively on the AFR Committee of NOVA Chemicals.

        The AFR Committee oversees the Corporation's financial reporting process. In fulfilling its oversight responsibilities, the AFR Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The AFR Committee reviewed with Ernst & Young LLP ("E&Y"), the independent auditors, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the AFR Committee under generally accepted auditing standards including the matters to be discussed by Statements of Auditing Standards No. 61. In addition, the AFR Committee has discussed with the independent auditors the auditors' independence from management and the Corporation including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and concluded that E&Y is independent in accordance with this standard.

        The AFR Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The AFR Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

        In reliance on the reviews and discussions referred to above, the AFR Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 40-F for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

BY THE AUDIT, FINANCE AND RISK COMMITTEE
K.L. Hawkins (Chairman) R.E. Dineen A.M. Ludwick	J.D. Thompson J.G. Rennie

        The above report of the AFR Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Circular into any filing under the U.S. Securities Act of 1933 or the U.S. Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Fees Billed by Ernst & Young LLP

        The following fees were billed to the Corporation by Ernst & Young LLP and approved by the Board of Directors during the prior two years:

	2003	2002
Audit Fees	$1,629,494	$1,317,226
Audit-Related Fees	220,462	276,551
Tax Fees	2,022,112	2,473,070
All Other Fees	5,230	14,340

Total Fees	$3,877,298	$4,081,187

        Audit fees include fees for the audit of the consolidated financial statements of the Corporation, statutory audits of subsidiaries, review of quarterly reports, provision of consent letters and comfort letters in connection with certain regulatory matters, review of prospectus and French translation of the consolidated financial statements. Fee amounts are based on invoices relating to the 2003 year end audit that have been received and those expected to be billed.

        Audit-related fees include fees for services which are related to the audit of the consolidated financial statements. These services include the audit of financial statements for the Corporation's pension plans and non-statutory audits of subsidiaries and affiliates, and consultation on accounting and disclosure matters.

        Tax fees include fees for the preparation of income tax returns, value-added tax returns, and customs filings for the Corporation and its subsidiaries, preparation of income tax returns and provision of tax advice to expatriate employees, and advice on tax-related matters.

        All other fees consisted primarily of certain tax valuation services in 2002 and online data base services in 2003.

        The Board approves all fees paid to the external auditors. In addition, beginning January 1, 2003, the AFR Committee reviews and approves (in advance) the scope and related fees for all auditing services and non-audit services which are to be provided by the external auditors. The AFR Committee considers whether the provision of these non-audit services may impact the objectivity and independence of the external auditor and has concluded that it does not.

CORPORATE GOVERNANCE

        Since 1991, NOVA Chemicals has had in place a broad-reaching plan for corporate governance. With NOVA Chemicals' increasing national and international development, and the globalization of the commodity chemical businesses, the directors and management have responded to the need to establish forward-looking governance policies and to constantly evaluate and modify them to ensure their effectiveness. In addition, the directors and management have been reviewing NOVA Chemicals' governance practices in response to the United States Sarbanes-Oxley Act of 2002 ("SOX") and the New York Stock Exchange's corporate governance rules (the "NYSE Rules"). The SEC has issued rules and regulations to give effect to the provisions of SOX and has approved the NYSE Rules. As provisions of SOX and the NYSE Rules came into effect, the Board reviewed and amended its corporate governance practices in accordance with these standards.

        NOVA Chemicals is required to comply with certain NYSE Rules and to disclose any significant differences in its corporate governance practices from the NYSE Rules that do not apply to it because it is a foreign private issuer. Unlike the NYSE Rules, the TSX rules do not require shareholder approval of restricted stock unit plans where there is no prospect that shares may be issued from treasury in settlement of vested units. In September 2003 NOVA Chemicals adopted the RSUP, more fully described in the "Report of the Human Resources Committee — Equity Based Compensation Plans", in accordance with the TSX Rules. NOVA Chemicals complies with all of the NYSE Rules applicable to it as a foreign private issuer. It is in alignment with the NYSE Rules which apply only to U.S. domestic issuers and its corporate governance practices do not differ significantly from those of U.S. domestic issuers.

        In January 2004 certain Canadian securities administrators (the "CSA") published for comment a proposed multilateral policy and instrument with the objective of codifying certain best practice governance standards that have evolved through legislative and regulatory reforms and the initiatives of other capital market participants. When the proposed policy and instrument are finalized, the Board intends, to the extent its corporate governance practices do not already comply, to amend its practices to ensure alignment is achieved.

        The CSA notes that the TSX will revoke its corporate governance guidelines on the date the proposed policy and instrument become effective. Until the TSX guidelines are revoked, NOVA Chemicals will continue to disclose information relating to corporate governance practices with reference to the guidelines established by the TSX, as amended from time to time. NOVA Chemicals is aligned with the TSX guidelines. NOVA Chemicals' disclosure is set out in matrix form and attached to this Information Circular as Appendix 4. This disclosure statement has been prepared by the Corporate Governance Committee of the Board and has been approved by the Board of Directors. For a description of the Committees of the Board, their mandates and activities, see "Committees of the Board".

SHAREHOLDER PROPOSALS

        Shareholder proposals to be considered at the 2005 annual meeting of shareholders of NOVA Chemicals must be received at the registered office of NOVA Chemicals no later than January 19, 2005 to be included in the information circular and form of proxy for such annual meeting.

CERTIFICATE

        The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        The contents and the sending of this Information Circular have been approved by the Board of Directors of NOVA Chemicals.

By Order of the Board of Directors

JEFFREY M. LIPTON President and Chief Executive Officer	LARRY A. MacDONALD Senior Vice President and Chief Financial Officer

February 12, 2004

APPENDIX 1

CONTINUANCE RESOLUTION OF THE SHAREHOLDERS
of NOVA Chemicals Corporation (the "Corporation")

WHEREAS:

  A.
  The Corporation was amalgamated under the Business Corporations Act (Alberta) ("ABCA") by Certificate and Articles of Amalgamation effective January 1, 1999; and

  B.
  It is desirable that the Corporation be continued as a corporation under the Canada Business Corporations Act ("CBCA");

RESOLVED AS A SPECIAL RESOLUTION THAT:

1.
The Corporation make application to the Director (the "Director") appointed under the CBCA for a certificate of continuance continuing the Corporation as a corporation to which the CBCA applies and in connection therewith make application to the Registrar ("Registrar") appointed under the ABCA for authorization to apply for a certificate of continuance under the CBCA.

2.
The Articles of Continuance shall be in the form attached as Schedule A hereto with such amendments, deletions or alterations as may be considered necessary or advisable by any officer of the Corporation in order to ensure compliance with the provisions of the CBCA, as the same may be amended, and the requirements of the Director.

3.
Subject to the issuance of such certificate of continuance by the Director, and without affecting the validity of the incorporation or existence of the Corporation by and under its articles or of any act done thereunder, the Corporation is authorized to approve and adopt, in substitution for the existing articles of the Corporation, the Articles of Continuance attached as Schedule A hereto, with any amendments, deletions or alterations, which Articles of Continuance are approved, and all amendments to the articles of the Corporation reflected therein are approved.

4.
The board of directors of the Corporation is authorized, in its sole discretion, to abandon the application for a certificate of continuance continuing the Corporation as a corporation to which the CBCA applies, or determine not to proceed with the continuance, without further approval of the shareholders of the Corporation any time prior to the endorsement by the Director of a certificate of continuance.

5.
Any officer or director of the Corporation is authorized, for and on behalf of the Corporation, to execute and deliver such documents and instruments and to take such other actions as such officer or director may determine to be necessary or advisable to implement this resolution and the matters authorized hereby including, without limitation, the execution and filing of Articles of Continuance and any forms prescribed or contemplated by the CBCA with the Director and the filing of an application for authorization to continue in another jurisdiction with the Registrar.

SCHEDULE A

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)	FORMULAIRE 11 CLAUSES DE PROROGATION (ARTICLE 187)
1 — Name of the Corporation	Dénomination sociale de la société
NOVA CHEMICALS CORPORATION
2 — Taxation Year End	Fin de l'année d'imposition
December 31
3 — The province or territory in Canada where the registered office is to be situated	La province ou le territoire au Canada où se situera le siège social
Alberta
4 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et le nombre maximal d'actions que la société est autorisée à émettre
The attached Annex A is incorporated into and forms part of these Articles of Continuance.
5 — Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s'il y a lieu
None.
6 — Number (or minimum and maximum number) of directors	Nombre (ou nombre minimal et maximal) d'administrateurs
The number of directors is fixed at a minimum of 8 and a maximum of 14
7 — Restrictions, if any, on business the corporation may carry on	Limites imposées à l'activité commerciale de la société, s'il y a lieu
None.
8 — (1) If change of name effected, previous name N/A	(1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
(2) Details of incorporation	(2) Détails de la constitution
Amalgamated under the Business Corporations Act (Alberta) by Certificate and Articles of Amalgamation dated January 1, 1999.
9 — Other provisions, if any	Autres dispositions, s'il y a lieu
The attached Annex B is incorporated into and forms part of these Articles of Continuance.
Signature	Printed Name — Nom en lettres moulées	10 — Capacity of — En qualité de	11 — Tel. No. — No de tél.
FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

ANNEX A
Attached to and forming part of the
ARTICLES OF CONTINUANCE OF
NOVA Chemicals Corporation (the "Corporation")

ITEM 4    CLASSES AND MAXIMUM NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

The Corporation is authorized to issue an unlimited number of Common Shares, First Preferred Shares, and Second Preferred Shares, respectively having the following rights, privileges, restrictions and conditions:

1.     COMMON SHARES

  (a)
  the holders of the Common Shares are entitled to attend and vote at all meetings of shareholders except meetings of only the holders of another class or series of shares of the Corporation;

  (b)
  subject to the preferential rights attaching to any shares of the Corporation ranking in priority to the Common Shares, the holders of the Common Shares are entitled to receive any dividends that may be declared by the board of directors of the Corporation on the Common Shares; and

  (c)
  subject to the rights of the holders of shares of the Corporation ranking in priority to the Common Shares, to participate rateably amongst themselves and rateably with the holders of any shares ranking on a parity with the Common Shares in any distribution of the remaining property of the Corporation in the event of the dissolution, liquidation or winding-up of the Corporation or any other distribution of the property of the Corporation amongst its shareholders for the purposes of winding-up its affairs.

2.     FIRST PREFERRED SHARES

  (a)
  the First Preferred Shares may from time to time be issued in one or more series, and the board of directors may fix from time to time before such issue the number of First Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares, including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

  (b)
  the First Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets on return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, have preference over the Common Shares, the Second Preferred Shares and over any other shares of the Corporation ranking by their terms junior to the First Preferred Shares of the series. The First Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, the Second Preferred Shares and any other shares ranking junior to such First Preferred Shares as may be fixed in accordance with clause 2(a) above.

  (c)
  subject to the foregoing and to applicable law, the First Preferred Shares as a class are not entitled to receive notice of, attend or vote at meetings of the shareholders of the Corporation.

3.     SECOND PREFERRED SHARES

  (a)
  the Second Preferred Shares may from time to time be issued in one or more series, and the board of directors may fix from time to time before such issue the number of Second Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Second Preferred Shares, including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

  (b)
  the Second Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets on return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding-up its affairs, have preference over the Common Shares and over any other shares of the Corporation ranking by their terms junior to the Second Preferred Shares of the series. The Second Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other shares ranking junior to such Second Preferred Shares as may be fixed in accordance with clause 3(a) above.

  (c)
  subject to the foregoing and to applicable law, the Second Preferred Shares as a class are not entitled to receive notice of, attend or vote at meetings of the shareholders of the Corporation.

ANNEX B
Attached to and forming part of the
ARTICLES OF CONTINUANCE OF
NOVA Chemicals Corporation (the "Corporation")

ITEM 9    OTHER PROVISIONS, IF ANY:

  (a)
  The directors may from time to time appoint one or more additional directors within the limits provided in the Canada Business Corporations Act.

  (b)
  Meetings of the shareholders of the Corporation may be held at any place in Canada or the United States of America.

APPENDIX 2

BY-LAW RESOLUTION OF THE SHAREHOLDERS
of NOVA Chemicals Corporation (the "Corporation")

RESOLVED THAT:

1.
Effective upon the issuance of a certificate of continuance to the Corporation by the Director under the Canada Business Corporations Act ("CBCA"), General By-Law No. 2, in the form attached as Schedule A hereto, being a CBCA by-law relating generally to the transaction of the business and affairs of the Corporation and providing for the repeal of the Business Corporation Act (Alberta) General By-Law No. 1, is confirmed as a by-law of the Corporation.

2.
Any director or officer of the Corporation is authorized to do all such things and execute all instruments and documents on behalf of the Corporation as such director or officer, in such director's or officer's sole discretion, considers necessary or desirable to carry out this resolution.

SCHEDULE A

GENERAL BY-LAW NO. 2

a by-law relating generally to the transaction of the business and affairs of

NOVA CHEMICALS CORPORATION
(the "Corporation")

ARTICLE		CONTENTS
1	—	Definitions and Principles of Interpretation
2	—	Directors
3	—	Committees
4	—	General Business
5	—	Borrowing
6	—	Officers
7	—	Protection of Directors, Officers and Others
8	—	Meetings of Shareholders
9	—	Shares and Securities
10	—	Dividends and Rights
11	—	Divisions and Business Units
12	—	Miscellaneous

  BE IT ENACTED as a by-law of the Corporation as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1   Definitions

        In this by-law and all other by-laws of the Corporation:

  (a)
  "the Act" means the Canada Business Corporations Act or any statute which may be substituted therefor, including the regulations thereunder, as amended from time to time;

  (b)
  "articles" means the articles of the Corporation, as defined in the Act, and includes any amendments thereto;

  (c)
  "board" means the board of directors of the Corporation;

  (d)
  "by-laws" means the by-laws of the Corporation in force as amended or restated from time to time;

  (e)
  "director" means a director of the Corporation as defined in the Act;

  (f)
  "meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders, which includes a meeting of any class or series or one or more series of a class;

  (g)
  "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

  (h)
  "officer" means an officer of the Corporation as defined in the Act, and for the purposes of Article 7, includes division or business unit Presidents and Vice Presidents; and

  (i)
  "person" includes an individual, partnership, association, body corporate, trustee, executor, administrator or legal representative.

1.2   Interpretation

        In this by-law and all other by-laws of the Corporation:

  (a)
  words importing the singular include the plural and vice-versa; and words importing gender include all genders; and

  (b)
  all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act or in the related Parts thereof.

ARTICLE 2
DIRECTORS

2.1   Duties of Directors

        The board shall manage or supervise the management of the business and affairs of the Corporation.

2.2   Qualification

        At least twenty-five per cent of the directors of the Corporation must be resident Canadians. However, if the Corporation has less than four directors, at least one director must be a resident Canadian.

2.3   Election of Directors

  (a)
  At each annual meeting of shareholders all the directors whose term of office expires at the close of such annual meeting shall retire but, if qualified, shall be eligible for re-election.

  (b)
  The number of directors to be elected at any such annual meeting of shareholders shall be the number of directors then retiring unless the board otherwise determines.

2.4   Removal of Director

        Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at a special meeting, remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

2.5   Ceasing to Hold Office

        A director ceases to hold office when:

  (a)
  he dies;

  (b)
  he is removed from office by the shareholders;

  (c)
  he ceases to be qualified for election as a director, or

  (d)
  his written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

2.6   Chairman of the Board

        The board shall elect one of the directors to be Chairman of the board.

2.7   Vice Chairman of the Board and Deputy Chairman of the Board

        The board may elect one or more of the directors to be Vice Chairman of the board or Deputy Chairman of the board.

2.8   Eligibility Requirements at Meetings

        The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least twenty-five percent of the directors present are resident Canadians, or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where

  (a)
  a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

  (b)
  the required number of resident Canadian directors would have been present had that director been present at the meeting.

2.9   Quorum

        A majority of the number of the then serving directors of the Corporation shall constitute a quorum for the transaction of business at any meeting of the board. Notwithstanding vacancies, a quorum of directors may exercise all of the powers of the board.

2.10 Calling of Meetings

        Meetings of the board shall be held from time to time at any place within or outside Canada, on such day and at such time as the board, the Chairman of the board, the President or any three directors may determine.

2.11 Notice of Meetings

        Notice of the time and place of each meeting of the board shall be given to each director not less than 48 hours before the time when the meeting is to be held and need not be in writing. A notice of meeting need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

  (a)
  submit to the shareholders any question or matter requiring the approval of the shareholders;

  (b)
  fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

  (c)
  issue securities;

  (d)
  issue shares of a series under section 27 of the Act;

  (e)
  declare dividends;

  (f)
  purchase, redeem or otherwise acquire shares issued by the Corporation;

  (g)
  pay a commission referred to in section 41 of the Act;

  (h)
  approve a management proxy circular referred to in Part XIII of the Act;

  (i)
  approve a take-over bid circular or directors' circular referred to in Part XVII of the Act;

  (j)
  approve any financial statements referred to in section 155 of the Act; or

  (k)
  adopt, amend or repeal by-laws.

2.12 Meetings Without Notice

        Meetings of the board may be held at any time without formal notice if all directors are present or those absent have waived notice or have signified their consent in writing to the meeting being held in their absence. A director may in any manner waive notice of or otherwise consent to a meeting of the board and attendance of a director at a meeting of the board is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

2.13 First Meeting of New Board

        Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting following the meeting of shareholders at which such board is elected.

2.14 Adjourned Meeting

        Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

2.15 Regular Meetings

        The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

2.16 Chairman and Secretary

        The Chairman of the board or, in the Chairman's absence, the first mentioned of the following persons as have been appointed and who is a director and is present at the meeting: the Vice Chairman of the board, the Deputy Chairman of the board, the Chief Executive Officer, the President or, a Vice President shall be Chairman of any meeting of the board. If none of these officers are present, the directors present shall choose one of their number to be Chairman. The Secretary of the Corporation shall act as Secretary at any meeting of the board and, if the Secretary of the Corporation is absent, the Chairman of the meeting shall appoint a person who need not be a director to act as secretary of the meeting.

2.17 Votes to Govern

        At all meetings of the board any question shall be decided by a majority of the votes cast on the question and in the case of an equality of votes the Chairman of the meeting shall be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

2.18 Participation by Telephonic, Electronic or other Communication Facility

        Subject to the Act, if all of the directors of the Corporation consent, a director may participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director's consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board held while the director holds office. A director participating in a meeting by such means shall be deemed to be present at that meeting.

2.19 Electronic Voting

        Subject to the Act, a director participating in a meeting by telephonic, electronic or other communication facility may vote by means of such facility.

2.20 Conflict of Interest

        A director or officer of the Corporation who is a party to a material transaction or material contract, or proposed material transaction or material contract with the Corporation, is a director or an officer of, or acts in a capacity similar to a director or officer of, or has a material interest in any person who is a party to a material transaction or material contract or proposed material transaction or material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided in the Act. Except as provided in the Act, no such director of the Corporation shall vote on any resolution to approve any transaction. If a material transaction or material contract is made between the Corporation and one or more of its directors or officers, or between the Corporation and another person of which a director or officer of the Corporation is a director or officer or in which he has a material interest, the transaction is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the transaction or contract is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the transaction, if the director or officer disclosed his interest in accordance with the provisions of the Act and the transaction or contract was approved by the directors or the shareholders and it was reasonable and fair to the Corporation at the time it was approved.

2.21 Remuneration and Expenses

        The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 3
COMMITTEES

3.1   Audit Committee

        The directors shall appoint from among their number an audit committee whose composition and function will conform with applicable law.

3.2   Other Committees

        The board may designate and appoint additional committees of directors and, subject to the limitations prescribed by the Act, may delegate to such committees any of the powers of the board.

3.3   Advisory Committees

        The board may from time to time appoint such other committees comprised of directors and other persons who are not directors as it may deem advisable, but the functions of any such committee shall be advisory only.

3.4   Transaction of Business

        The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Canada.

3.5   Procedure

        Subject to the Act and unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than one-half of its members, to elect its chairman and to regulate its procedure.

ARTICLE 4
GENERAL BUSINESS

4.1   Registered Office

        The registered office of the Corporation shall be in the province within Canada specified in the articles and at such place and address therein as the board may from time to time determine.

4.2   Seal

        The Corporation may have a seal which shall be adopted and may be changed by the board.

4.3   Financial Year

        Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

4.4   Remuneration of the Auditor

        The board shall determine the remuneration to be paid to the Corporation's auditor.

4.5   Execution of Instruments

  (a)
  Unless otherwise specified herein or by the board, instruments in writing may be signed for and on behalf of the Corporation by:

  (i)
  any two of a director, the Chairman of the board, a Vice Chairman of the board, a Deputy Chairman of the board, the Chief Executive Officer, the President, a Vice President or any one of them together with the Secretary to the board, the Corporate Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller; or

  (ii)
  any two Vice Presidents; or

  (iii)
  as to any instruments in writing pertaining solely to their division or business unit, any two division or business unit officers;

    and all instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power by resolution to appoint any person or persons for and on behalf of the Corporation to sign instruments in writing generally or specifically. When required, the seal of the Corporation, which shall be of such form and device as may be approved by the board, may be affixed to instruments in writing signed as aforesaid.

  (b)
  Notwithstanding the foregoing, any officer or director may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation.

  (c)
  Instruments in writing requiring the execution by the Secretary of the Corporation may be signed by either the Secretary to the board or the Corporate Secretary and in such event the execution by either such person shall be and be deemed to be the execution by the Secretary of the Corporation.

  (d)
  Subject to the Act, wherever a notice, document or other information is required under the Act or the by-laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

        The term "instruments in writing" as used in this Article includes, without limitation, agreements, contracts, deeds, mortgages, hypothecs, charges, bonds, debentures, share certificates or other securities, bills of exchange, conveyances, transfers, assignments, releases, receipts, discharges, proxies and powers of attorney.

4.6   Execution in Counterpart, by Facsimile, and by Electronic Signature

  (a)
  Subject to the Act, any instrument or document required or permitted to be executed by one or more persons on behalf of the Corporation may be signed by means of secure electronic signature (as defined in the Act) or facsimile;

  (b)
  Any instrument or document required or permitted to be executed by one or more persons may be executed in separate counterparts, each of which when duly executed by one or more of such persons shall be an original and all such counterparts together shall constitute one and the same such instrument or document;

  (c)
  Subject to the Act, wherever a notice, document or other information is required under the Act or the by-laws to be created or provided in writing, that requirement may be satisfied by the creation and/or provision of an electronic document.

        Notwithstanding the foregoing, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed.

4.7   Voting Rights in Other Bodies Corporate

        Any two officers or directors may execute and deliver proxies and take any other steps as in the officer's or director's opinion may be necessary or desirable to permit the exercise on behalf of the Corporation of voting rights attaching to any securities held by the Corporation. In addition, the board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

4.8   Banking Arrangements

        The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated including, without limitation, the borrowing of money and the giving of security therefor, by or under authority of the board. The board may delegate the transaction of such banking business, or any part thereof, on the Corporation's behalf to such one or more officers or such other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

4.9   Information Available to Shareholders

        Subject to the provisions of the Act, no shareholder shall be entitled to obtain any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, would not be in the interests of the shareholders or the Corporation to communicate to the public. The board may from time to time determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by statute or authorized by the board.

ARTICLE 5
BORROWING

5.1   Borrowing

        Without limit to the powers of the board as provided in the Act, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

  (a)
  borrow money upon the credit of the Corporation;

  (b)
  issue, reissue, sell or pledge debt obligations or guarantee of the Corporation, whether secured or unsecured;

  (c)
  to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

  (d)
  mortgage, hypothecate, pledge or otherwise create a security interest in or other interest in or charge upon all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

        Nothing in this Article limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

5.2   Delegation

        Subject to the Act, the board may from time to time delegate to a director, a committee of the board, an officer or such other person or persons so designated by the board all or any of the powers conferred on the board by section 5.1 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE 6
OFFICERS

6.1   Appointment of Officers

        The board may from time to time designate the offices of the Corporation, appoint persons to such offices, specify their duties and, subject to any limitations prescribed in the Act, may delegate to them powers to manage the business and affairs of the Corporation. In addition, the Chief Executive Officer shall have the power to appoint an Assistant Treasurer, an Assistant Secretary and such Division Presidents and/or Division Vice Presidents as the Chief Executive Officer considers appropriate. Any such Division Presidents and Division Vice Presidents are not, and shall not be, unless otherwise designated by the board, officers of the Corporation.

6.2   Capacity

        The board may determine that the Chairman of the board, any Vice Chairman of the board or any Deputy Chairman of the board shall not be an officer of the Corporation and shall only act in a non-executive capacity and shall possess and exercise such authority and powers and perform such duties as may be determined by the board.

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1   Limitation of Liability

        No director or officer shall be liable for:

  (i)
  the acts, receipts, neglects or defaults of any other director, officer, employee or agent of the Corporation or any other person;

  (ii)
  any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be loaned out or invested;

  (iii)
  any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited;

  (iv)
  any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation;

  (v)
  any other loss, damage or misfortune whatever which may happen in the execution of the duties of the director's or officer's respective office or in relation thereto,

unless the same shall happen by or through the director's or officer's failure to exercise the powers and to discharge the duties of the director's or officer's office honestly and in good faith with a view to the best interests of the Corporation, and in connection therewith, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve such director or officer from liability for a breach of the Act.

7.2   Indemnity of Directors and Officers

  (a)
  The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity of another entity, and their respective heirs, executors, administrators and other legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal or administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

  (b)
  The Corporation may not indemnify an individual under paragraph (a) unless the individual:

  (i)
  acted honestly and in good faith with a view to the best interests of the Corporation or other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request, as the case may be; and

  (ii)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful.

  (c)
  The Corporation shall advance moneys to such individual for the costs, charges and expenses of a proceeding referred to in paragraph (a) provided such individual shall repay the moneys if the individual does not fulfill the conditions of paragraph (b).

  (d)
  If required by an individual referred to in paragraph (a), the Corporation shall seek the approval of a court to indemnify such individual or advance moneys under paragraph (c) in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which such individual is made a party because of the individual's association with the Corporation or other entity as described in paragraph (a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in paragraph (b).

  (e)
  Notwithstanding paragraph (a), an individual referred to in paragraph (a) is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the Corporation or other entity as described in paragraph (a), if the individual seeking indemnity:

  (i)
  was not adjudged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (ii)
  fulfills the conditions set out in paragraph (b).

7.3   Indemnification of Others

        Subject to the Act, the Corporation shall indemnify its employees and agents, as the directors may determine, on the same basis as upon which the persons referred to in section 7.2 are indemnified.

7.4   Insurance

        The Corporation may purchase and maintain insurance for the benefit of an individual referred to in section 7.2 against any liability incurred by such individual:

  (a)
  in the individual's capacity as a director or officer of the Corporation; or

  (b)
  in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation's request.

7.5   Indemnities Not Exclusive

        Each of the provisions of this Article 7 shall be in addition to and not in substitution for or derogation from any rights to which any person referred to herein may otherwise be entitled.

ARTICLE 8
MEETINGS OF SHAREHOLDERS

8.1   Annual Meetings

        Subject to the Act, the annual meeting of shareholders shall be held on such day and at such time in each year as the board, the Chairman of the board, any Vice Chairman or Deputy Chairman of the board, the Chief Executive Officer or the President, may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2   Place of Meetings

        Subject to the Act, meetings of shareholders shall be held at such place within Canada as the directors shall determine or at such place outside Canada as may be specified in the articles.

8.3   Notice of Meetings

        Subject to the Act, notice of the time and place of each meeting of shareholders shall be sent not less than 21 days nor more than 60 days before the meeting to each shareholder entitled to vote at the meeting, to each director and to the auditor of the Corporation.

8.4   Participation in Meeting by Electronic Means

        Subject to the Act and the consent of the directors, any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means shall be deemed to be present at the meeting.

8.5   Electronic Meetings

        Subject to the Act and the consent of the directors, if the directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.6   Chairman and Secretary

        The Chairman of the board or, in the Chairman's absence, the first mentioned of the following persons as have been appointed and who is present at the meeting and who is willing to act as Chairman: any Vice Chairman of the board, any Deputy Chairman of the board, Chief Executive Officer, President or, a Vice President who is a shareholder shall be Chairman of any meeting of shareholders. If none of these officers are present within 15 minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a Chairman from amongst themselves. The Secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the Secretary of the Corporation be absent, the Chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the Chairman with the consent of the meeting.

8.7   Persons Entitled to be Present

        The only persons entitled to be present at a meeting of shareholders shall be those persons entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the Chairman of the meeting or with the consent of the meeting. The Chairman of a meeting of shareholders may order the removal from the meeting of any person whose conduct, in the opinion of the Chairman, has prejudiced or is likely to prejudice, the orderly conduct of the meeting.

8.8   Quorum

        Unless otherwise specified in the provisions attaching to any class or series of shares of the Corporation, a quorum for the transaction of business at any meeting of shareholders shall be met if the holders of not less than 10% of the shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

8.9   Shareholder Representatives

        A body corporate or association which is a shareholder of the Corporation may be represented at a meeting of shareholders by any individual authorized by a resolution of its directors or governing body and such individual may exercise on behalf of the body corporate or association which such individual represents all the powers it could exercise if it were an individual shareholder.

8.10 Time for Deposit of Proxies

        The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received by the Secretary of the Corporation or by the Chairman of the meeting or any adjournment thereof prior to the time of voting.

8.11 Voting

  (a)
  Any question at a meeting of shareholders shall be decided by a show of hands unless a ballot is required or demanded. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands has been taken upon a question, unless a ballot is so required or demanded, a declaration by the Chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon that question.

  (b)
  If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote the shares jointly held by them.

8.12 Ballots

        On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the Chairman may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot either before or on the declaration of the result of any vote by show of hands. A ballot so required or demanded shall be taken in such manner as the Chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which each person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon that question.

8.13 Electronic Voting

  (a)
  Notwithstanding section 8.11, any person participating in a meeting of shareholders by telephonic, electronic, or other communication facility in accordance with section 8.4 and entitled to vote at the meeting may vote by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

  (b)
  Any vote referred to in section 8.11 or 8.12 may be held entirely by means of a telephonic, electronic or other communication facility if the Corporation makes available such a communication facility, provided, in each case, that the facility:

  (i)
  enables the votes to be gathered in a manner that permits their subsequent verification; and

  (ii)
  permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

8.14 Casting Vote

        In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the Chairman of the meeting shall not be entitled to a second or casting vote.

ARTICLE 9
SHARES AND SECURITIES

9.1   Issuance

        Subject to the Act and the articles, the board may from time to time issue or grant options to purchase, or authorize the issue or grant of options to purchase, any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine or authorize, provided that no share shall be issued until it is fully paid.

9.2   Commissions

        The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

9.3   Securities Records

        The Corporation shall maintain a register of shares and other securities in which it records the shares and other securities issued by it in registered form, showing with respect to each class or series of shares and other securities:

  (a)
  the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

  (b)
  the number of shares or other securities held by each holder; and

  (c)
  the date and particulars of the issue and transfer of each share or other security.

9.4   Transfer Agents and Registrars

        The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers. One person may be appointed both registrar and transfer agent and the board may at any time terminate any such appointment.

9.5   Non-recognition of Trusts

        Subject to the Act, the Corporation shall treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's record or on the share certificate.

9.6   Security Certificates

  (a)
  Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgement of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve.

  (b)
  Security certificates shall be signed by at least one of the following persons:

  (i)
  any director or officer of the Corporation;

  (ii)
  a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf; or

  (iii)
  a trustee who certifies it in accordance with a trust indenture.

  (c)
  Signatures may be printed or otherwise mechanically reproduced on the security certificates and every such signature shall for all purposes be deemed to be the signature of the person whose signature it reproduces and shall be binding upon the Corporation. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a director or an officer of the Corporation, and the security certificate is as valid as if the person were a director or an officer at the date of its issue.

9.7   Replacement of Share Certificates

        The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken, on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.8   Joint Shareholders

        If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

9.9   Deceased Shareholders

        In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends except as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 10
DIVIDENDS AND RIGHTS

10.1 Dividends

        Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.2 Dividend Cheques

        Subject to any special rights attached to any class or series of shares, a dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder's address recorded in the Corporation's securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their address recorded in the securities register of the Corporation. The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold. Alternatively, dividends payable in money may be paid to shareholders by such form of electronic funds transfer as the Corporation considers appropriate.

10.3 Non-receipt of Cheques

        In the event of non-receipt of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case. No dividend shall bear interest against the Corporation.

10.4 Unclaimed Dividends

        Any dividend unclaimed after a period of six years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 11
DIVISIONS AND BUSINESS UNITS

11.1 Creation and Consolidation of Divisions and Business Units

        The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions or business units upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division or business unit to be further divided into sub-units and the business and operations of any such divisions, business units or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.2 Name of Division or Business Unit

        Any division, business unit or their sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation when signed in accordance with Section 4.5 as if it had been entered into or signed in the name of the Corporation.

ARTICLE 12
MISCELLANEOUS

12.1 Timing of Delivery of Notices

  (a)
  Any notice, document or other information delivered to a director, officer, shareholder, auditor or member of a committee of the board by prepaid mail or personal delivery in accordance with the Act shall be deemed to be received at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the addressee did not receive the notice, document or other information at that time or at all.

  (b)
  Subject to the Act, wherever a notice, document or other information is provided to a person in the form of an electronic document in accordance with section 4.6, such document shall be deemed to have been provided at the time it leaves an information system within the control of the originator or another person who provided it on behalf of the originator, and shall be deemed to have been received when it enters the information system designated by the addressee.

12.2 Notice to Corporation

        A notice or document required or permitted to be sent to or served on the Corporation may be:

  (a)
  delivered to the office of the Corporate Secretary at the Corporation's registered office in which event it shall be deemed to be received on the date of such delivery; or

  (b)
  sent by registered mail to the Corporation's registered office to the attention of the Corporate Secretary in which event it shall be deemed to be received or served at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for belief that the Corporation did not receive the notice or document at that time or at all.

12.3 Waiver of Notice

        Any shareholder (or such shareholder's duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive the provision of any notice or document, or waive or abridge the time for any notice or document, required to be provided to such person under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the provision or in the timing of such notice or document, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board, which may be given in any manner. Attendance of a director at a meeting of directors or of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of the meeting except where such director, shareholder or other person, as the case may be, attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.4 Computation of Time

        In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.5 Omissions and Errors

        The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

12.6 Persons Entitled by Death or Operation of Law

        Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the share register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.7 Certificates

        A certificate of the secretary to the board, the Corporate Secretary, an Assistant Secretary or other duly authorized officer of the Corporation in office at the time of making the certificate or a duly authorized employee of any transfer agent of the Corporation, as to the facts in relation to the delivery or mailing of any notice to any shareholder shall be prima facie evidence thereof.

12.8 Invalidity

        The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

12.9 Effective Date

        This by-law shall come into force immediately upon shareholder approval and the issuance of a certificate of continuance to the Corporation by the Director under the Act.

12.10  Repeal

        General By-Law No. 1 of the Corporation shall be repealed upon the coming into effect of this by-law. However, such repeal shall not affect the previous operation of such by-law or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to such by-law prior to its repeal. All officers and persons acting under such repealed by-law shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board with continuing effect passed under such by-law shall continue in force until amended or repealed, except to the extent inconsistent with this by-law.

        The foregoing By-law No. 2 is hereby passed as evidenced by the signatures of the directors of the Corporation pursuant to the provisions of the Canada Business Corporations Act.

        DATED    •    .

Name	Name
Name	Name

APPENDIX 3

SUMMARY OF PROCEDURE TO EXERCISE DISSENT RIGHT
Under Section 191 of the Business Corporations Act (Alberta)

        The procedure to be followed by a shareholder who intends to dissent from approval of the special resolution is set out in Section 191 of the Business Corporations Act (Alberta) (the "ABCA"). A dissenting shareholder can require the Corporation to pay them the fair value of their shares, determined as of the close of business on the last business day before the day on which the special resolution is adopted. The following description of the rights of shareholders to dissent is not a comprehensive statement of the procedures and is qualified in its entirety by reference to the full text of Section 191 of the ABCA.

        The following is only a summary of the dissenting shareholder provisions of the ABCA, which are technical and complex. Persons who are beneficial owners of the shares registered in the name of a broker, custodian, nominee, other intermediary, or in some other name, who wish to dissent should be aware that only the registered owner of such shares is entitled to dissent. Shareholders wishing to exercise rights of dissent should seek their own legal advice since they may be prejudiced by failure to strictly comply with the applicable provisions of the ABCA.

        A dissenting shareholder may only claim under Section 191 with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the dissenting shareholder's name. In many cases, shares beneficially owned by a person (a "Non-Registered Holder") are registered either:

  (a)
  in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators or self-administered registered retirement savings plans (RRSPs), registered retirement income funds (RRIFs), registered education savings plans (RESPs) and similar plans), or

  (b)
  in the name of a clearing agency (such as The Canadian Depository for Securities Limited) of which the intermediary is a participant.

        Accordingly, a Non-Registered Holder will not be entitled to exercise the right of dissent under Section 191 directly (unless the shares are re-registered in the Non-Registered Holder's name). A Non-Registered Holder who wishes to exercise the right of dissent should immediately contact the intermediary who the Non-Registered Holder deals with in respect of the shares and either:

  (a)
  instruct the intermediary to exercise the right of dissent on the Non-Registered Holder's behalf; or

  (b)
  instruct the intermediary to re-register the shares in the name of the Non-Registered Holder, in which case the Non-Registered Holder would have to exercise the right of dissent directly.

        A registered shareholder who wishes to invoke the provisions of Section 191 of the ABCA must send the Corporation a written objection to the special resolution (the "Notice of Dissent"). The Notice of Dissent must be sent at or before the meeting of shareholders at which the special resolution is to be voted on. The sending of a Notice of Dissent does not deprive a registered shareholder of the right to vote on the special resolution at the meeting but a vote either in person or by proxy against the special resolution does not constitute a Notice of Dissent. A vote in favour of the special resolution will deprive the registered shareholder of further rights under Section 191 of the ABCA.

        Once the special resolution is adopted by the shareholders, either the Corporation or the dissenting shareholder may make an application to the Court, by way of originating notice, to fix the fair value of the shares. A dissenting shareholder who makes an application is not required to give security for costs for such an application and will not be required to pay the costs of the application or appraisal.

        Unless the Court otherwise orders, once an application is made, the Corporation must send a written offer to pay the dissenting shareholder an amount considered by the directors to be the fair value of the shares (the "Offer to Pay"), accompanied by a statement showing how the fair value was determined. The Offer to Pay must be sent to every dissenting shareholder (i) at least ten (10) days before the application is to be heard, if the Corporation is the applicant; or (ii) within ten (10) days after the Corporation is served with a copy of the originating notice, if a dissenting shareholder is the applicant. Every Offer to Pay made to dissenting shareholders for shares of the same class must be made on the same terms.

        A dissenting shareholder may make an agreement with the Corporation for the purchase of their shares, in the amount of the Corporation's Offer to Pay or otherwise, at any time prior to a Court order fixing the fair value of the shares.

        In connection with the application, the Court may give directions for joining all dissenting shareholders who have not accepted the Offer to Pay, and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation.

        A dissenting shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of their shares once the resolution from which they are dissenting is approved; the Corporation and the dissenting shareholder make an agreement for payment of the shares; or the Court makes an order fixing the value of the shares, unless:

  (a)
  the dissenting shareholder withdraws the shareholder's Demand for Payment before the Corporation makes an offer to the Dissenting Shareholder or a court order fixes the fair value of the shares and the time period for payment by the Corporation; or

  (b)
  the directors of the Corporation revoke the special resolution.

        The final order of the Court will fix the fair value of the shares of all dissenting shareholders who are parties to the application, give judgement in that amount against the Corporation and in favour of each of those dissenting shareholders, and fix the time within which the Corporation must pay that amount to each of those dissenting shareholders. The Court may, in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date the shareholder ceased to have any rights by reason of their dissent, until the date of payment.

SHAREHOLDER'S RIGHT TO DISSENT
Under Section 191 of the Business Corporations Act (Alberta)

191(1)	Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to
	(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,
	(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,
	(c)	amalgamate with another corporation, otherwise than under section 184 or 187,
	(d)	be continued under the laws of another jurisdiction under section 189, or
	(e)	sell, lease or exchange all or substantially all its property under section 190.
(2)
A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.
(3)
In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.
(4)
A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

(5)	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)
	(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or
(b)
if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder's right to dissent.
(6)	An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),
	(a)	by the corporation, or
	(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5), to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.
(7)
If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.
(8)	Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder
	(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or
	(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.
(9)	Every offer made under subsection (7) shall
	(a)	be made on the same terms, and
	(b)	contain or be accompanied with a statement showing how the fair value was determined.
(10)
A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder's shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.
(11)	A dissenting shareholder
	(a)	is not required to give security for costs in respect of an application under subsection (6), and
	(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.
(12)	In connection with an application under subsection (6), the Court may give directions for
(a)
joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,
	(b)	the trial of issues and interlocutory matters, including pleadings and examinations for discovery,
	(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,
	(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,
	(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,
	(f)	the service of documents, and
	(g)	the burden of proof on the parties.

(13)	On an application under subsection (6), the Court shall make an order
	(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,
	(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and
	(c)	fixing the time within which the corporation must pay that amount to a shareholder.
(14)	On
	(a)	the action approved by the resolution from which the shareholder dissents becoming effective,
(b)
the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder's shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or
	(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder's shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.
(15)	Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).
(16)	Until one of the events mentioned in subsection (14) occurs,
	(a)	the shareholder may withdraw the shareholder's dissent, or
	(b)	the corporation may rescind the resolution,
and in either event proceedings under this section shall be discontinued.
(17)
The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.
(18)	If subsection (20) applies, the corporation shall, within 10 days after
	(a)	the pronouncement of an order under subsection (13), or
	(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder's shares, notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.
(19)
Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder's notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder's full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.
(20)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that
	(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or
	(b)	the realizable value of the corporation's assets would by reason of the payment be less than the aggregate of its liabilities.

APPENDIX 4

NOVA CHEMICALS ALIGNMENT WITH
THE TORONTO STOCK EXCHANGE CORPORATE GOVERNANCE GUIDELINES

        In this Appendix, NOVA Chemicals' corporate governance procedures are compared with the Toronto Stock Exchange ("TSX") guidelines for corporate governance, including proposed amendments published in April 2002 and revised in November 2002, which amendments have not yet been formally implemented.

Corporate Governance Guideline			Does NOVA Chemicals Align?	Comments

1.	Board should explicitly assume responsibility for stewardship of the		Yes		The Board's Terms of Reference sets out the Board's responsibilities in relation to:
	Corporation and adopt a formal mandate setting out its stewardship responsibilities				— —	managing its own affairs management and human resources
					—	strategy and plans
					—	finance and corporate issues
					—	business and risk management
					—	policies and procedures.
The Board acts in accordance with NOVA Chemicals' Business Conduct Policy, a copy of which can be found at www.novachem.com.
Specifically, the Board should assume responsibility for:

	a.	adoption of a strategic planning process and approval of a strategic plan	Yes	a.1	At least one Board meeting a year is set aside for a substantial strategic planning session, which takes into account, among other things, the opportunities and risks of the business. Management must obtain Board approval for any transaction that would have a significant impact on the strategic plan.

				a.2	The elements of the strategic plan are embedded in the written objectives of the senior executives and are reviewed annually by the Human Resources Committee and the Board.

	b.	identification of principal risks, and implementing risk management systems	Yes	b.1	The Board has identified NOVA Chemicals' principal risks and receives an integrated health, safety and environment report annually.

				b.2	NOVA Chemicals has established committees to monitor systems put in place to address these risks. The Public Policy and Responsible Care Committee of the Board played a role in establishing NOVA Chemicals' environmental management system. The Audit, Finance and Risk Committee has primary responsibility to monitor the risk management system and reviews them regularly with the internal and external auditors.

	c.	succession planning, including appointing, training and monitoring senior management and the CEO in particular	Yes	c.1	The Board has the responsibility for the appointment and succession of the CEO, appointing senior management and monitoring their performance.

				c.2	The Human Resources Committee reviews and reports to the Board on organizational structure, recruitment, training and succession planning matters annually.

				c.3	NOVA Chemicals uses management by objectives to monitor the performance of the CEO and senior management. The CEO has a written objective that makes succession planning a priority.

	d.	communications policy	Yes	d.1	The Board has put structures in place to ensure effective communication between NOVA Chemicals, its stakeholders and the public. These structures include the Public Policy and Responsible Care Committee. It has a mandate to review and advise the Board on policies and programs to create a strong, cohesive, sustained and positive image of NOVA Chemicals for customers, shareholders, governments and the public. The mandate of the Public Policy and Responsible Care Committee can be found at www.novachem.com.

				d.2	The Board or the Audit, Finance and Risk Committee reviews in advance all press releases that disclose financial results. Other statutory disclosure documents such as proxy materials and the annual information form are reviewed and, where required, approved by the Board.

				d.3	The Audit, Finance and Risk Committee reviews NOVA Chemicals' communications policies that address how NOVA Chemicals interacts with analysts and contain measures to avoid selective disclosure, and reports its findings to the Board.

				d.4	NOVA Chemicals' shareholder communication program provides for the open, accessible, non-selective and timely exchange of material information with all shareholders, respecting the business, activities and performance of NOVA Chemicals, subject to applicable legal requirements. The disclosed information is released through news wire services, the general media, a home page on the Internet and mailings to shareholders. Quarterly earnings conference calls are broadcast live over the Internet and are accessible on a live and recorded basis via telephone. Individual queries, comments or suggestions can be made at any time by calling or writing directly to NOVA Chemicals. NOVA Chemicals has a dedicated shareholder relations group to respond to individual shareholder inquiries and maintains a toll-free telephone line for ease of contact. In addition, NOVA Chemicals has an investor relations and public affairs group to respond to inquiries from investors, media and the public. Together, these groups deal with investor concerns and ensure that all inquiries receive a full and timely response.

	e.	integrity of internal control and management information systems	Yes	e.1	The Board has, through the appointment of various committees, put in place an effective system for monitoring the implementation of corporate strategies. Each of the following committees is responsible for reviewing and advising the Board on implementation of corporate strategy in the noted areas:

					—	Human Resources: employment, remuneration and succession planning
					—	Public Policy and Responsible Care: environmental and health and safety compliance
					—	Audit, Finance and Risk: compliance of financial reporting with accounting principles and oversight of all financing plans and risk management
					—	Corporate Governance: determining Board agendas and priorities and proposing Board and Committee membership and oversight of the effectiveness of management's interaction with and responsiveness to the Board.

				e.2	NOVA Chemicals' internal controls are monitored on a regular basis by the Audit, Finance and Risk Committee. The Audit, Finance and Risk Committee reviews all financial statements prior to release and receives detailed financial information quarterly.

2.	Majority of directors should be "unrelated" (independent from management and free from conflicting interest)		Yes	J. M. Lipton (President and CEO) is the only proposed Board member who, on a rigorous application of the definition, is related. If the proposed directors are elected to the Board, 11 out of 12 directors are unrelated to NOVA Chemicals.

3.	Disclose for each director whether he or she is related, and how that conclusion was reached	Yes	The Board has reviewed all the relationships of the directors with the Corporation. J. M. Lipton is a related director by virtue of his position as President and CEO of NOVA Chemicals.
For the remainder of the proposed directors, each of them is independent of management, none has any interest, business, family or other relationship that could or could reasonably be perceived to materially interfere with his or her ability to act with a view to the best interest of NOVA Chemicals and, other than J. E. Newall, who received less than $100,000 for administrative expenses related to his role as Chairman, none has received remuneration from NOVA Chemicals in excess of directors' fees.
All directors attended at least 86% of the Board meetings held during 2003.

Corporate Governance Guideline			Does NOVA Chemicals Align?	Comments

4.	Appoint a Committee:

	a.	responsible for appointment/assessment of directors	Yes	a.1	The mandate of the Corporate Governance Committee of the Board includes:
					—	reviewing suitable candidates for election or appointment to the Board and making appropriate recommendations to the Board
					—	reviewing, on an annual basis, credentials of nominees for re-election
					—	recommending candidates for filling vacancies on the Board
					—	ensuring qualifications are maintained
					—	annually reviewing the performance of the Board and the Chairman.
The mandate of the Corporate Governance Committee can be found at www.novachem.com.

	b.	composed exclusively of non-management directors, the majority of whom are unrelated	Yes	b.1	All members of the Corporate Governance Committee are non-management and all are unrelated.

5.	Implement a process for assessing the effectiveness of the Board, its Committees and individual directors		Yes	The mandate of the Corporate Governance Committee includes, in addition to the matters described in item 4 above:
				—	monitoring the quality of the relationship between management and the Board and recommending improvements
				—	surveying the directors regarding the effectiveness of Board and Committee operations, and the quality and adequacy of information provided to the Board on strategic and significant issues. A Board and Committee effectiveness questionnaire is completed by each director annually, and the results are reported to the full Board.

6.	Provide orientation and education programs for new directors, and continuing education for all directors		Yes	Each new Board member receives a comprehensive personal orientation from a member of senior management. This orientation covers key operating practices, current issues, overview of committee mandates and issues, and an overview of Human Resources' policies and practices.

The Corporate Secretary prepares a "Director's Manual" for directors, which is updated annually.

The Corporate Governance Committee recommends to the Board a broad list of topics for discussion. These topics often have a continuing education theme.

Recent presentations have focussed on giving the Board a detailed understanding of NOVA Chemicals' business and competitive environment. In addition, directors are given updates on emerging business and governance initiatives.

At least one Board meeting each year is held at an operating or plant site to give the directors additional insight into NOVA Chemicals' businesses.

7.	Consider size of Board and the impact of the numbers of directors on Board effectiveness		Yes	A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience. NOVA Chemicals has two lines of business, with growing international operations. This defines the current number of directors. The Board annually reviews the contributions of the directors and considers whether the current size of the Board promotes effectiveness and efficiency. The Board believes it does. There are 12 directors that are standing for election at the 2004 Annual Meeting.

8.	A Committee comprised solely of unrelated directors should review compensation of senior management and directors in light of risks and responsibilities		Yes	The mandate of the Corporate Governance Committee, all members of which are unrelated, includes annually reviewing and recommending to the Board the remuneration of directors. In determining directors' remuneration, the Committee considers time commitment, comparative fees, risks and responsibilities.

The mandate of the Human Resources Committee, all members of which are unrelated, includes all executive compensation matters. The mandate of the Human Resources Committee can be found at www.novachem.com. The Report of the Committee is included in the Management Information Circular.

9.	a.	Committees should generally be composed of non-management directors; and	Yes	Board committees are composed solely of non-management directors. The Board has appointed 4 committees. These are the Audit, Finance and Risk, the Human Resources, the Corporate Governance and the Public Policy and Responsible Care Committees. See page 7 of the Information Circular for information on the membership, responsibilities and duties of these committees.

	b.	Majority of Committee members should be unrelated.	Yes	A majority of the members of each of the Board committees are unrelated directors.

10.	a.	Appoint a Committee responsible for approach to corporate governance issues	Yes	The mandate of the Corporate Governance Committee includes responsibility for the Board's approach to corporate governance issues and recommending any changes. Its mandate includes:
				—	reviewing the mandates of the Board's committees and recommending changes
				—	recommending the allocation of directors to the various committees
				—	undertaking such other initiatives as are needed to help the Board deliver exemplary corporate governance.

11.	a.	Define limits to management's responsibilities by developing mandates for:

		(i) the Board	Yes	The Board's Terms of Reference sets out the Board's responsibilities in relation to: managing its own affairs; management and human resources; strategy and plans; finance and corporate issues; business and risk management, policies and procedures. The Terms of Reference are designed to assist the Board and management in clarifying responsibilities and ensuring effective communication. In addition, the Board has plenary power, and any responsibility which is not delegated to senior management or a Board Committee remains with the full Board.

		(ii) the CEO	Yes	The CEO's written objectives constitute a mandate on a year to year basis. These objectives include the general mandate to maximize shareholder value.

	b.	Board should approve CEO's corporate objectives	Yes	The Human Resources Committee approves the CEO's written objectives on an annual basis, which are then reviewed by the full Board.

12.	Establish procedures to enable the Board to function independently of management		Yes	The Board meets independently of management for a portion of each meeting. The Corporate Governance Committee ensures that the Board functions independently of management.

The Board expects NOVA Chemicals' management to be responsible for the day-to-day functioning of NOVA Chemicals' business. The Board acts in a supervisory role and expects NOVA Chemicals' management to:

				—	undertake an on-going review of NOVA Chemicals' strategies and their implementation in light of evolving business strengths, market conditions, technology and government regulation
				—	report in a complete, accurate and timely fashion on NOVA Chemicals' business and affairs, and on any matters of material consequence for NOVA Chemicals and its shareholders
				—	conduct a comprehensive annual budgeting process and closely monitor NOVA Chemicals' financial performance against the annual business plan
				—	take timely actions respecting NOVA Chemicals' activities within the framework of legal requirements and the corporate policies in effect, with a view to enhancing shareholder value.

The positions of Chairman of the Board and the CEO are separate.

13.	a.	Establish an Audit Committee with a specifically defined mandate	Yes	The mandate of the Audit, Finance and Risk Committee sets out its responsibilities. It is reviewed annually and is included in its entirety as Appendix 5 to the Management Information Circular and at www.novachem.com.

	b.	all members should be unrelated directors	Yes	All members of the Committee are unrelated

	c.	all members should be "financially literate" and at least one member should have "accounting or related financial expertise"	Yes	All members of the Committee are considered to be financially literate, and Ms. Rennie and Mr. Ludwick are considered to have accounting or related financial expertise. The Committee meets with the internal auditor and the external auditor, without management present, at all regularly scheduled committee meetings. Both the external auditor and the internal auditor have a direct line of communication with the Chairman of the Committee. Management reports to the Committee on the results of its assessment of the adequacy and effectiveness of the Corporation's disclosure controls and systems of internal control 4 times per years.

14.	Implement a system to enable individual directors to engage outside advisers, at the corporation's expense		Yes	Individual directors can engage outside advisers with the authorization of the Chairman of the Board or the Chairman of a Committee. No outside advisors were retained in 2003.

APPENDIX 5

AUDIT, FINANCE AND RISK COMMITTEE MANDATE

Creation

Pursuant to Article Three of the General By-law of NOVA Chemicals Corporation (the "Corporation"), a committee of the directors to be known as the "Audit, Finance and Risk Committee" (the "Committee") is established.
Purpose

The Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility relating to: the integrity of the Corporation's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the external auditor's qualifications and independence; the performance of the internal and external auditors; risk management processes; pension and savings plans; and compliance by the Corporation with ethics policies and legal and regulatory requirements.
Committee Membership
Composition of the Committee	a)	The Committee must be composed of a minimum of four directors, none of whom may be an officer of the Corporation;
Appointment and Term of Members	b)
The members of the Committee must be appointed or reappointed at the organizational meeting of the Board immediately following each Annual Meeting of the shareholders of the Corporation. Each member of the Committee continues to be a Committee member until a successor is appointed, unless he or she resigns or is removed by the Board or ceases to be a director of the Corporation. Where a vacancy occurs at any time in the membership of the Committee, it may be filled by the Board and shall be filled by the Board if the membership of the Committee is less than four directors as a result of the vacancy;
Financial Literacy	c)
Each member of the Committee must be financially literate, as the Board interprets such qualification in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise as the Board interprets such qualification in its business judgment;
Independence	d)
Each member of the Committee shall be "independent" as defined in the applicable existing listing standards, provided that the Board may appoint one non-independent member to the Committee, if the Board determines, in its business judgment, that it is in the best interests of the Corporation and its shareholders to appoint such non-independent member;
Appointment of Chairman and Secretary	e)
The Board or, if it does not do so, the members of the Committee, must appoint one of their members as a Chairman. If the Chairman of the Committee is not present at any meeting of the Committee, the Chairman of the meeting must be chosen by the Committee from the Committee members present. The Chairman presiding at any meeting of the Committee has a deciding vote in case of deadlock. The Committee must also appoint a Secretary who need not be a director;

Use of Outside Experts	f)
Where Committee members believe that, to properly discharge their fiduciary obligations to the Corporation, it is necessary to obtain the advice of independent legal, accounting, or other experts, the Chairman shall, at the request of the Committee, engage the necessary experts at the Corporation's expense. The Board must be kept apprised of both the selection of the experts and the experts' findings through the Committee's regular reports to the Board;
Meetings
Time, Place and Procedure of Meetings	a)	The time, place and procedure of Committee meetings shall be determined by Committee members, provided that:
Quorum		i)	a quorum for meetings must be three members, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to communicate with each other;
Quarterly Meetings		ii)	the Committee must meet at least quarterly;
Notice of Meetings		iii)
notice of the time and place of every meeting must be given in writing or by facsimile to each member of the Committee, the internal auditors and the external auditors of the Corporation at least 24 hours prior to the Committee meeting;
Waiver of Notice		iv)
a member may waive notice of a meeting, and attendance at the meeting is a waiver of notice of the meeting, except where a member attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called;
Attendance of External Auditors		v)	the external auditors are entitled to attend each meeting at the Corporation's expense;
Calling a Meeting		vi)
a meeting of the Committee may be called by the Secretary of the Committee on the direction of the Chairman or Chief Executive Officer of the Corporation, by any member of the Committee, the external auditors or internal auditors;
Committee Determines Attendees		vii)
notwithstanding the provisions of this paragraph, the Committee has the right to request any officer or employee of the Corporation or the Corporation's outside counsel or external auditor to be present or not present at any part of the Committee meeting; and
Reports to the Board	b)	The Committee shall make regular reports to the Board.
Duties and Responsibilities of the Committee
1.	Financial Statements and Disclosure
Annual Report and Disclosures*	a)
Review and discuss with management and the external auditor the Corporation's annual report, annual information form (including the audited annual financial statements and disclosures made in management's discussion and analysis), Management Information Circular (including the report of the Committee), all financial statements in prospectuses or other offering documents, and any financial statements required by regulatory authorities; and recommend for approval by the Board;

	Prospectuses*	b)
Review and discuss with management and the external auditor, and recommend for approval by the Board, any prospectuses, but excluding any prospectus supplements issued under a shelf prospectus of the Corporation, and any pricing supplements issued under a medium term note prospectus supplement of the Corporation;
	Quarterly Interim Reports and Disclosures	c)
Review and discuss with management and the external auditor the Corporation's interim reports, including the quarterly financial statements and press releases on quarterly and year end financial results, prior to public release;
	Accounting Policies and Estimates	d)
Review and approve all accounting policies that would have a significant effect on the Corporation's financial statements, and any changes to such policies. This review will include a discussion with management and the external auditor concerning any areas of management judgment and estimates that may have a critical effect on the financial statements, the effect of using alternative accounting treatments which are acceptable under Canadian and US GAAP, the appropriateness, acceptability, and quality of the Corporation's accounting policies; and any material written communication between the external auditor and management, such as the annual management letter and the schedule of unadjusted differences;
	Financial Information and Earnings Guidance	e)
Discuss with management the use of "pro forma" or "adjusted non-GAAP information" in the Corporation's press releases, as well as approval in principle of the process to provide financial information and earnings guidance to analysts and rating agencies;
	Regulatory and Accounting Initiatives	f)	Discuss with management and the external auditor the effect of regulatory and accounting initiatives as well as the use of off-balance sheet structures on the Corporation's financial statements;
	Litigation	g)
Discuss with the Corporation's General Counsel any litigation, claim or other contingency (including tax assessments), that could have a material effect on the financial position or operating results of the Corporation, and the manner in which these matters have been disclosed in the financial statements;
	Financing Plans	h)	Review the financing plans and objectives of the Corporation, as received from and discussed with management;
2.	Risk Management and Internal Control
	Risk Management Policies*	a)	Review and recommend for approval by the Board changes considered advisable, after consultation with officers of the Corporation, to the Corporation's policies relating to:
			i)	the risks inherent in the Corporation's businesses, facilities and strategic direction;
			ii)	the overall risk management strategies (including insurance coverage);
			iii)	the risk retention philosophy and the resulting uninsured exposure of the Corporation; and
			iv)	the loss prevention policies, risk management and hedging programs, and standards and accountabilities of the Corporation in the context of competitive and operational considerations;

	Adequacy of Internal Controls	b)
Review at least quarterly, the results of management's evaluation of the adequacy and effectiveness of internal controls within the Corporation in connection with the certifications signed by the CEO and CFO, including policies and procedures to ensure completeness and accuracy of information disclosed in the quarterly/annual report; to prevent earnings management and detect financial statement misstatements due to fraud and error and; management's response to internal control recommendations of the internal and external auditors; including any special steps taken to address material control deficiencies and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls;
	Risk Management Processes	c)	Review with management at least annually the Corporation's processes to identify, monitor, evaluate, and address important enterprise-wide business risks;
	Financial Risk Management	d)	Review with management activity related to management of financial risks to the Corporation;
3.	External Auditors
	Appointment and Remuneration of	a)	Review and recommend to the Board in accordance with the ultimate authority and responsibility of the Committee and the Board,
	External Auditors*		i)	the selection, evaluation, reappointment or, where appropriate, replacement of external auditors;
			ii)	the nomination and remuneration (including non-audit fees) of external auditors to be appointed at each Annual Meeting of Shareholders;
		b)	Resolve any disagreements between management and the external auditor regarding financial reporting;
		c)	The external auditors shall report directly to the Committee;
	Independence of External Auditors	d)	Review a formal written statement requested at least annually from the external auditor describing:
			i)	the firm's internal quality control procedures,
ii)
any material issues raised by the most recent internal quality control review, or peer review of the firm; or by any investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,
			iii)	any steps taken to deal with any such issues, and
			iv)	all relationships between the external auditors and the Corporation;

The Committee will actively engage in a dialogue with the external auditor with respect to whether the firm's quality controls are adequate, and whether any of the disclosed relationships or non-audit services may impact the objectivity and independence of the external auditor. The Committee shall present its conclusion with respect to the independence of the external auditor to the Board;
	Rotation of Senior Audit Partner	e)	Ensure the rotation of senior audit personnel who have primary responsibility for the audit work, as required by law;
	Remuneration of External Auditors	f)
Review and approve (in advance) the scope and related fees for all auditing services and non-audit services permitted by regulation which are to be provided by the external auditor, subject to de minimis exceptions for non-audit services which are approved by the Committee prior to completion of the audit;

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting;
	Restrictions on Hiring Employees of External Auditor	g)
Ensure the establishment of policies relating to Corporation's hiring of employees or former employees of the external auditor, if such individuals have participated in the audit of the Corporation, as required by law;
	Meeting with Auditors and Management	h)
The Committee should meet with the external and internal auditors without management present and discuss any issues related to performance of the audit work, any restrictions, and any significant disagreement with management. The Committee should also meet separately with management to discuss any issues raised by the auditors;
4.	Internal Audit
	Mandate and Appointment of Internal Audit	a)	i)	review and approve the mandate of the internal audit function including internal audit's purpose, authority, and responsibility,
			ii)	approve whether the internal audit function should be outsourced and if outsourced approve the supplier, and
			iii)	review the appointment and replacement of the senior internal audit executive, if there is no outsourced provider;
	Internal Audit Plans	b)
Review and approve the annual Internal Audit Plan and objectives, the degree of coordination with the external auditor, and the extent to which the planned audit scope can be relied upon to detect weaknesses in internal controls, fraud, and other illegal acts;
	Internal Audit Responsibilities	c)	Discuss with management and the external auditor the internal audit department's responsibilities, budget, and staffing and any recommended changes in the scope of internal audit;
	Audit Findings and Recommendations	d)	Review the significant control issues identified in internal audit reports issued to management and the responses and actions taken by management to address weaknesses in controls;
5.	Pension and Savings Plans
	Statements of Pension Investment Policy and Procedures	a)	Review and approve the Corporation's Statement of Investment Principles and Beliefs, and the Statements of Investment Procedures;
	Pension Funding	b)	Approve funding decisions for the retirement plans in accordance with actuarial reports and legal requirements in the applicable jurisdictions;
	Amendments to Plans for Changes in Benefit Levels	c)	Review and approve amendments to savings and retirement plans for changes in benefits provided under the plans, other than administrative or legislative changes;
	Appointment of Auditors, Actuaries, and Investment Managers	d)
Approve the recommendations of the officers of the Corporation regarding the reappointment or appointment of auditors and recommendations of the Pension and Savings Plan Committees regarding appointment of investment managers and actuaries of the savings plans and retirement plans, as appropriate;

	Savings and Retirement Plan Financial Statements	e)	Review and approve the annual financial statements of the savings plans, retirement plans, and related trust funds, as required by applicable regulations;
	Pension and Savings Plans Committees Reports*	f)	Review and recommend for approval by the Board, the annual Pension Committee Reports on the operation and administration of savings and retirement plans and trust funds;
	Mandates of the Pension and Savings Plan Committees and Appointment of Members	g)
Review and approve the mandates of the Pension and Savings Plans Committees (to be approved jointly with the Human Resources Committee of the Board), any amendments thereto, and the appointment or re-appointment of pension and savings plan committee members as provided in the mandates;
	Delegation to the Pension and Savings Plan Committees	h)	Approve the delegation of certain responsibilities to members of the Pension and Savings Plans Committees;
	Actuarial Reports and Funding Assumptions	i)	Review the actuarial reports on retirement plans as required by applicable regulations, any special actuarial reports, and the funding assumptions to be used in preparing the reports;
	Accounting Assumptions	j)	Review and approve, at least annually, the accounting assumptions used for disclosure of liabilities for retirement plans and post-retirement liabilities;
6.	General Duties
	Business Conduct Policy Compliance	a)
Obtain reports at least annually from the Chief Compliance Officer that the Corporation and its subsidiary/foreign affiliated entities are in conformity with applicable legal and ethical compliance programs (e.g., the Corporation's Business Conduct Policy);
	Code of Ethics	b)
Ensure that the Corporation has adopted a code of ethics for senior financial officers and review at least annually a report from the CEO and CFO of their assessment of the ethical culture and control environment in the finance function;
	Compliance Reporting Process	c)
Ensure that a process and procedure has been established by the Corporation for receipt, investigation, and response to complaints from employees regarding non-compliance with the Corporation's Business Conduct Policy, violations of laws or regulations, or concerns regarding questionable accounting or auditing matters. The Committee must ensure that procedures for receipt of complaints allow for anonymous submission of complaints from employees;
	Regulatory Matters	d)
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's compliance policies;
	Mandate Review*	e)
Review and recommend for approval changes considered advisable based on the Committee's assessment of the adequacy of this Mandate. Such review will occur on an annual basis and the recommendations, if any, will be made to the Board in accordance with the procedure set out in the Corporate Governance Committee mandate;
	Annual Performance Evaluation	f)	The Committee will conduct an annual evaluation of its performance as a committee and report the results to the Board.

* Board approval required

NOVA Chemicals Corporation

COMMON SHARE PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF NOVA CHEMICALS CORPORATION FOR THE ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON APRIL 14, 2004.

        The undersigned holder of common shares of NOVA Chemicals Corporation ("NOVA Chemicals")
 hereby appoints J.M. Lipton or, failing him, J.S. Mustoe, or in their place ________________________
 (see instructions below) as proxyholder of the undersigned, to attend the Annual and Special Meeting of NOVA Chemicals (the "Meeting") to be held April 14, 2004, and any adjournment thereof; and the undersigned hereby revokes all proxies previously given. The above-named proxyholders are specifically directed to vote all common shares registered in the name of the undersigned as follows:

1.	(a)	☐	TO VOTE FOR the election of the following twelve directors of NOVA Chemicals for a term expiring not later than the close of NOVA Chemicals' 2005 annual meeting:
			J.A. Blumberg F.P. Boer J. Bougie	J.V. Creighton R.E. Dineen, Jr. L.Y. Fortier	K.L. Hawkins J.M. Lipton A.M. Ludwick	J.E. Newall J.G. Rennie J.M. Stanford
OR
	(b)	☐	TO WITHHOLD the shares represented by this proxy from the vote on the election of directors.
A shareholder may withhold the authority to vote for any of the nominees listed in paragraph 1(a) by lining through or otherwise striking out the name of any nominee.
2.	(a)	☐	TO VOTE FOR the appointment of Ernst & Young LLP as the auditors of NOVA Chemicals and the authorization of the directors to fix their remuneration;
OR
	(b)	☐	TO WITHHOLD the shares represented by this proxy from the vote on the appointment of auditors and the authorization of the directors to fix their remuneration.
3.	(a)	☐
TO VOTE FOR the special resolution to approve the continuance of NOVA Chemicals under the Canada Business Corporations Act ("CBCA") (the "Continuance"), in the form attached as Appendix 1 to the Management Information Circular dated February 12, 2004;
OR
	(b)	☐	TO VOTE AGAINST the special resolution to approve the Continuance.
4.	(a)	☐
TO VOTE FOR the resolution to approve new General By-Law No. 2 of NOVA Chemicals, conditional upon the Continuance becoming effective, in the form attached as Appendix 2 to the Management Information Circular dated February 12, 2004;
OR
	(b)	☐	TO VOTE AGAINST the resolution to approve new General By-Law No. 2 of NOVA Chemicals conditional upon the Continuance becoming effective.
5.	To take action on such other business including, without limitation, such amendments or variations to the foregoing, as may properly come before the Meeting or any adjournment thereof.

        In the absence of any specification above, the common shares represented by this proxy will be voted for the election of each of the directors named for the term specified in this proxy, the appointment of Ernst & Young LLP as auditors and the authorization of the directors to fix their remuneration, the special resolution to approve the Continuance and the resolution to approve new General By-Law No. 2 conditional upon the Continuance becoming effective.

Notes:

(1)
The instrument appointing a proxyholder shall be in writing and shall be executed by the shareholder or his or her attorney authorized in writing.

(2)
J.M. Lipton is President and Chief Executive Officer, and J.S. Mustoe is Senior Vice President, Legal and General Counsel, of NOVA Chemicals.

(3)
If any matters not specified in this proxy should properly come before the Meeting, the persons named in this proxy will vote on such matters in accordance with their best judgement.

        A shareholder submitting a proxy has the right to appoint a representative (who need not be a shareholder) at the Meeting other than J.M. Lipton or J.S. Mustoe. To exercise this right, insert the name of the desired representative in the blank space provided and strike out the other names, or submit another appropriate form of proxy.

        Please deliver the completed proxy using the enclosed postage prepaid self-addressed envelope or otherwise deliver it to CIBC Mellon Trust Company, 600 The Dome Tower, 333 Seventh Avenue S.W., Calgary, Alberta, T2P 2Z1 no later than 5:00 p.m., Calgary time, on April 13, 2004.

DATED	, 2004

Signature of Shareholder (Please sign your name exactly as the shares are registered)

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CERTIFICATE
APPENDIX 1 CONTINUANCE RESOLUTION OF THE SHAREHOLDERS of NOVA Chemicals Corporation (the "Corporation")
SCHEDULE A
ANNEX A Attached to and forming part of the ARTICLES OF CONTINUANCE OF NOVA Chemicals Corporation (the "Corporation")
ANNEX B Attached to and forming part of the ARTICLES OF CONTINUANCE OF NOVA Chemicals Corporation (the "Corporation")
APPENDIX 2 BY-LAW RESOLUTION OF THE SHAREHOLDERS of NOVA Chemicals Corporation (the "Corporation")
SCHEDULE A
GENERAL BY-LAW NO. 2
a by-law relating generally to the transaction of the business and affairs of NOVA CHEMICALS CORPORATION (the "Corporation")
ARTICLE 1 DEFINITIONS AND PRINCIPLES OF INTERPRETATION
ARTICLE 2 DIRECTORS
ARTICLE 3 COMMITTEES
ARTICLE 4 GENERAL BUSINESS
ARTICLE 5 BORROWING
ARTICLE 6 OFFICERS
ARTICLE 7 PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
ARTICLE 8 MEETINGS OF SHAREHOLDERS
ARTICLE 9 SHARES AND SECURITIES
ARTICLE 10 DIVIDENDS AND RIGHTS
ARTICLE 11 DIVISIONS AND BUSINESS UNITS
ARTICLE 12 MISCELLANEOUS
APPENDIX 3 SUMMARY OF PROCEDURE TO EXERCISE DISSENT RIGHT Under Section 191 of the Business Corporations Act (Alberta)
SHAREHOLDER'S RIGHT TO DISSENT Under Section 191 of the Business Corporations Act (Alberta)
APPENDIX 4 NOVA CHEMICALS ALIGNMENT WITH THE TORONTO STOCK EXCHANGE CORPORATE GOVERNANCE GUIDELINES
APPENDIX 5 AUDIT, FINANCE AND RISK COMMITTEE MANDATE